EXHIBIT B-1

     THE SECURITIES REPRESENTED BY THIS AGREEMENT OF LIMITED PARTNERSHIP HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT UPON REGISTRATION OR UPON DELIVERY TO THE PARTNERSHIP OF AN OPINION OF COUNSEL SATISFACTORY TO THE GENERAL PARTNERS THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE GENERAL PARTNERS OF THE PARTNERSHIP OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE GENERAL PARTNERS TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED UNDER SUCH ACT OR LAWS.


                 AGREEMENT OF LIMITED PARTNERSHIP
                                OF
               SOUTHERN MISSOURI GAS COMPANY, L.P.


     This Agreement of Limited Partnership ("Partnership
Agreement") is made as of ___________, 1995 (the "Effective
Date"), by and among the Partners (as defined below).

     Although upon the formation of the Partnership, the Partnership Interests will be solely held by Tartan Limited Partnership of Missouri and the Individuals, such Partnership Interests shall immediately be distributed and/or conveyed as contemplated under the Formation Agreement. Accordingly, the execution of this Agreement by the Partners is either in their capacity as partners in Tartan Limited Partnership of Missouri and Individuals or as Partners.

     In consideration of the mutual promises made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partners hereby agree as follows:


                            ARTICLE I
                           DEFINITIONS

     1.1 Definitions. The following terms used in this Partnership Agreement shall (unless otherwise expressly provided herein or unless the context otherwise requires) have the following respective meanings:

     "Act" means The Missouri Revised Uniform Limited Partnership
Act, Vernon's Annotated Missouri Statutes tit. XXIII Ch. 359 et seq. (1994), as it may be amended from time to time, and any successor act.

     "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's
Capital Account as of the end of the relevant fiscal year, after
(a) increasing such Capital Account by any amounts that such Partner is obligated to restore under the standards set by Treas. Reg. Sec. 1.704-1(b)(2)(ii)(c) (relating to a Partner's obligation to restore the deficit balance in its capital account), or is deemed obligated to restore under Treas. Reg. Sec. 1.704-2(g) and 1.704-2(i)(5) (as those provisions may apply to obligations to restore for debts owed to the Partnership by such Partners, or relating to a Partner's share of minimum gain) and (b) decreasing such Capital Account by the amount of all losses and deductions for the items described in Treas. Reg. Sec. 1.704-1(b)(2)(ii)(d)(5) (relating to allocations of loss and deductions that, as of the end of the year, are reasonably expected to be made) and 1.704-1(b)(2)(ii)(d)(6) (relating to year-end distributions).
The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treas. Reg. Sec. 1.704-1(b)(2)(ii)(d) (relating to the "alternate test for economic effect") and shall be interpreted consistently therewith.

     "Affiliate" or "Affiliates" means with respect to any Person, except as otherwise provided herein: (i) any person or entity directly or indirectly controlling, controlled by or under common control with such Person; (ii) any person or entity owning or controlling 10% or more of the outstanding voting securities of such Person; and (iii) if such Person is an officer, director, partner or member, any company for which such Person acts in such capacity.

     "Capital Account" means, with respect to a Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

          (a) To each Partner's Capital Account there shall be credited such Partner's Capital Contributions, such Partner's distributive share of Profits, any items in the nature of income or gain which are specially or curatively allocated pursuant to
Section 5.4 hereof, and the amount of any Partnership liabilities assumed by such Partner or which are secured by any asset of the Partnership distributed to such Partner.

          (b) To each Partner's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Partnership asset distributed to such Partner pursuant to any provision of this Partnership Agreement, such Partner's distribu-tive share of Losses and any items in the nature of deductions or losses that are specially allocated pursuant to Section 5.3 hereof, and the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property con-tributed by such Partner to the Partnership.

          (c)  In the event all or a portion of a Partnership
Interest is transferred in accordance with the terms of this Partnership Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Partnership Interest.

          (d) In determining the amount of any liability for purposes of this definition of Capital Accounts, there shall be taken into account Code Sec. 752(c) and any other applicable provisions of the Code and Regulations.

The foregoing provisions and the other provisions of this Partnership Agreement relating to the maintenance of Capital Accounts are intended to comply with Treas. Reg. Sec. 1.704-1(b) (relating to whether such allocations shall have a "substantial economic effect" for tax purposes), and shall be interpreted and applied in a manner consistent with such Regulations.

     "Capital Contributions" means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Partnership with respect to the Partnership Interest held by such Partner. Loans to the Partnership shall not be included in the Capital Account of any Partner. The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Partnership by the maker of the note shall not be included in the Capital Account of any Partner until the Partnership makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Treas. Reg. Sec. 1.704-1(b)(2)(iv)(d)(2) (relating to the contributions to a partnership of promissory notes).

     "Certificate of Limited Partnership" means the Certificate of Limited Partnership of Southern Missouri Gas Company, L.P.
filed with the Secretary of the State of Missouri, as it may be amended and/or restated from time to time.

     "Change" or "Changes" means (i) a Transfer of a Partnership
Interest, (ii) the issuance of additional Units upon a Capital
Contribution, (iii) any redemption of Units, or (iv) any combination thereof.

     "Chemical Bank Credit Agreement" means the Credit Agreement, dated October __, 1995, between Tartan Energy Company of
Missouri, L.C. and Chemical Bank as in effect on the date hereof.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

     "Departing Partner" shall mean a former General Partner, from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Article VIII.

     "Depreciation" means, for each fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for Federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the Federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the Federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by Tartan Management or its successor.


     "Effective Date" shall have the meaning set forth in the introduction to this Partnership Agreement.

     "Formation Agreement" means that certain Formation
Agreement, dated as of October 12, 1995, by and among MCN, Tartan
Energy Company of Missouri, L.C., Tartan Management, Tartan
Limited Partnership of Missouri, TEMI and the Individuals party thereto.

     "General Partner" or "General Partners" means MCN and Tartan
Management, and any additional Persons admitted to the Partnership as a general partner of the Partnership, but does not include any Person who has ceased to be a general partner of the Partnership.

     "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for Federal income tax purposes, except as follows:

          (a) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the con-tributing Partner and the Partnership;

          (b) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partners, as of the following times: (a) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Partnership to a General Partner or Limited Partner of more than a de minimis amount of Property as consideration for an interest in the Partnership; and (c) the liquidation of the Partnership within the meaning of Treas. Reg. Sec. 1.704-1(b)(2)(ii)(g) (relating to when a liquidation of a partnership occurs); provided, however, that adjustments pursuant to clauses
(a) and (b) above shall be made only if the General Partners, with the consent of a Majority in Interest of the Limited Partners, determine that such adjustments are necessary or appropriate to reflect the relative economic interests of the General Partners and Limited Partners in the Partnership;

          (c) The Gross Asset Value of any Partnership asset distributed to any General Partner or Limited Partner shall be the gross fair market value of such asset on the date of distribution; and

          (d) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Sec. 734(b) or Code Sec. 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treas. Reg. Sec. 1.704-1(b)(2)(iv)(m) (relating to a Code Sec. 754 election) and the definition of Capital Account hereof.

     "Indemnitee" shall mean (i) a Partner, (ii) any Departing Partner, (iii) any Person who is or was an Affiliate of the Partner or any Departing Partner, (iv) any Person who is or was an officer, director, employee, partner, agent or trustee of the Partner, the Partnership, any Departing Partner or any such Affiliate, or (v) any Person who is or was serving at the request of a Partner, any Departing Partner or any such Affiliate as a director, officer, employee, partner, agent, attorney or trustee of another Person.

     "Limited Partner" or "Limited Partners" means Tartan Management, MCN and TEMI and their successors, and any other person or entity admitted as a Limited Partner of the Partnership pursuant to this Partnership Agreement, or a General Partner whose Partnership Interest becomes that of a Limited Partner pursuant to this Partnership Agreement but does not include any Person who has ceased to be a Limited Partner.

     "Majority in Interest of the Limited Partners" means such of the Limited Partners as have, at the time of determination, more than fifty percent of the Partnership Percentages of all Limited
Partners.

     "Majority in Interest of the Partners" means such of the Partners as have, at the time of determination, more than fifty percent of the Partnership Percentages of all Partners.

     "Management Agreement" means that certain Construction, Operation, and Maintenance Management Agreement, dated as of __________, 1995, by and between Tartan Energy Company of Missouri, L.C. d/b/a Southern Missouri Gas Company, L.C. and Tartan Management.

     "MCN" means MCN Corporation, a Michigan corporation.

     "Partners" or "Partner" means the General Partners and the Limited Partners, or any of them individually.

     "Partnership" means Southern Missouri Gas Company, L.P., a
Missouri limited partnership.

     "Partnership Agreement" has the meaning given that term in the introductory paragraph hereof.

     "Partnership Interest" means that equity interest of a Partner in the Partnership, as reflected by such Partner's
Partnership Percentage.

     "Partnership Percentage" means, unless there has been a conversion pursuant to Section 4.1(d)(iii), the ownership percentage of each Partner which shall be as set forth below:

          (a) General Partners - 2% collectively, which immediately following the Second Closing (as defined in the Formation Agreement) shall be allocated 1% to MCN and 1% to Tartan Management; and

          (b) Limited Partners - 98% collectively, which immediately following the Second Closing (as defined in the Formation Agreement) shall be allocated 47.5% to TEMI, 46.5% to MCN and 4% to Tartan Management.

Upon the occurrence of a Change or Changes, however, such Partnership Percentages shall be subject to adjustment pro rata so as to reflect such Change or Changes.

     "Person" means any individual, joint venture, partnership, limited liability company, corporation, trust or other entity.

     "Profits" and "Losses" means, for each fiscal year or other period, an amount equal to the Partnership's taxable income or loss for such year or period applicable to a particular class of Units, determined in accordance with Code Sec. 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Sec. 703(a)(1) shall be included in taxable income or loss), with the following ad-justments:

          (a) Any income of the Partnership applicable to such class of Units that is exempt from Federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of Profits and Losses shall be added to such taxable income or loss;

          (b) Any expenditures of the Partnership applicable to such class of Units described in Code Sec. 705(a)(2)(B) or treated as Code Sec. 705(a)(2)(B) expenditures pursuant to Treas. Reg. Sec. 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of Profits and Losses, shall be subtracted from such taxable income or loss;

          (c) In the event the Gross Asset Value of any Partnership asset attributable to such class of Units is adjusted as required by the terms of the definition of Gross Asset Value hereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

          (d) Gain or loss resulting from any disposition of Partnership assets attributable to such class of Units with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value; and

          (e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss for such class of Units, there shall be taken into account Depreciation for such fiscal year or other period, computed in accordance with the definition of Depreciation herein.

     "Project" means that certain local distribution company gas project located in southern Missouri and more fully described in Exhibit "A" attached hereto.

     "Section 754 Election" means an election under Section 754 of the Code relating to the adjustment for tax purposes of the basis of the assets of the Partnership.

     "Service" means the Internal Revenue Service of the United
States of America.

     "Substituted Limited Partner" shall refer to a Transferee of a Limited Partner's Partnership Interest who is admitted to the Partnership as a Limited Partner in accordance with the provisions of Section 7.1 of this Partnership Agreement.

     "Tartan Management" means Tartan Management Company of
Missouri, L.C., a Missouri limited liability company.

     "TEMI" means Torch Energy Marketing, Inc., a Delaware corporation.

     "Transfer" means, as a noun, any voluntary or involuntary transfer, assignment, sale, pledge, gift, hypothecation or other disposition and, as a verb, voluntarily or involuntarily to transfer, assign, sell, pledge, gift, hypothecate or otherwise dispose of.

     "Transferee" shall have the meaning set forth in Section 7.1 hereof.

     "Transferor" shall have the meaning set forth in Section 7.1 hereof.

     "Treasury Regulations" or "Treas. Reg." means the income tax regulations, including proposed and temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "Units" shall have the meaning set forth in Section 4.1 hereof.

     1.2 Other Terms. Other terms may be defined elsewhere in the text of this Partnership Agreement and shall have the meaning indicated therein.


                            ARTICLE II
                 FORMATION OF LIMITED PARTNERSHIP

     2.1 Formation. The parties hereby agree to form the Partnership pursuant to the Act, upon the terms and conditions set forth herein.

     2.2 Name. The name of the Partnership shall be, and the business of the Partnership shall be conducted under the name of "Southern Missouri Gas Company, L.P." The words "Limited Partnership" or the initials "Ltd." shall be included in the Partnership's name and substituted for the term "L.P." where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The Partnership's business may be conducted under any other name or names deemed advisable by the General Partners. The General Partners in their sole discretion may change the name of the Partnership at any time and from time to time by amending this Partnership Agreement without the vote or concurrence of the Limited Partners.

     2.3 Registered Office; Principal Office and Registered Agent. The address of the registered office of the Partnership in the State of Missouri shall be The Corporation Company, 7733 Forsyth Boulevard, Clayton, Missouri 63105; Telecopy: (314) 721-0336. The principal office of the Partnership shall be c/o Tartan Management Company of Missouri, L.C., 8801 South Yale, Suite 385, Tulsa, Oklahoma 74137; Telecopy: (918) 493-7475 or such other place as the General Partners may from time to time designate to the Partners. The Corporation Company shall serve as the registered agent for service of process on the Partnership in the State of Missouri at the above registered office. A General Partner may be the registered agent for service of process in any other jurisdiction in which the Partnership is qualified to do business or may select another suitable representative. The Partnership may maintain offices at such other place or places as the General Partners deem advisable.

     2.4 Term of Partnership. The Partnership shall commence as of the date of the filing of the Certificate of Limited
Partnership as required under the Act and shall continue for a period ending the earlier of:

          (a)  September 30, 2035;

          (b) The date on which all of the assets acquired by the Partnership have been sold and converted to cash (or to cash equivalents, or securities tradeable on a national securities exchange) or otherwise disposed of and all installment obligation receivables have been collected;

          (c) The date on which the Partnership is voluntarily dissolved by the agreement of the General Partners and of a Majority in Interest of the Limited Partners;

          (d) The date on which the Partnership is dissolved by operation of law or judicial decree; or

          (e) The occurrence of an event of withdrawal of the General Partners as set forth in Section 359.241 of the Act, except as provided in Section 8.3 hereof.

     2.5 Purpose. The purpose and business of the Partnership shall be any business which may lawfully be conducted by a limited partnership organized pursuant to the Act, including, without limitation, the acquisition, development, marketing and operation of the Project as a commercial venture.


                           ARTICLE III
                  MANAGEMENT OF THE PARTNERSHIP

     3.1  General Authority and Powers of the General Partners.

          (a) Except as otherwise provided in this Partnership Agreement, the General Partners shall have full and complete charge of all affairs of the Partnership, and the management and control of the Partnership's business shall rest exclusively with the General Partners. Except as otherwise provided in this Partnership Agreement, the General Partners will have the exclusive right, without any requirement of prior consultation with the Limited Partners, to do all things that, in their sole and reasonable judgment, are necessary, proper or desirable to carry out their duties and responsibilities as General Partners. The General Partners shall have a fiduciary responsibility for the safekeeping and use of all funds of the Partnership, whether or not in the General Partners' immediate possession or control. The General Partners shall not use or permit another to use such funds or assets in any manner except for the exclusive benefit of the Partnership and subject, however, to Section 3.2. Except as otherwise provided in the Management Agreement or in this Partnership Agreement, the General Partners acting jointly shall have the rights, powers and authority granted hereunder and by law to obligate and bind the Partnership and, on behalf and in the name of the Partnership, to take such action as the General Partners jointly deem necessary or advisable (subject only to the limitations of authority as specifically set forth in this Partnership Agreement or in the Management Agreement), including, without limitation, the following:

          (i) To cause the Partnership to enter into any amendments to the Management Agreement;

          (ii) To cause the Partnership to borrow money only to the extent called for by the Chemical Bank Credit Agreement and, if security is required therefor, to mortgage or subject any Partnership investment to any other security device, to obtain replacements of any mortgage or other security device, and to prepay, in whole or in part, refinance, increase, modify, consolidate, or extend any mortgage or other security device, all of the foregoing at such terms and in such amounts as the General Partners, in their sole discretion, deem to be in the best interests of the Partnership;

          (iii) To cause the Partnership to place record title to or the right to use Partnership assets in the name or names of a nominee or nominees, or trustee or trustees, for any purpose convenient or beneficial to the Partnership;

          (iv) To cause the Partnership to acquire and enter into any contract of insurance which the General Partners deem necessary or appropriate for the protection of the Partnership and the General Partners, for the conservation of Partnership assets or for any purpose convenient or beneficial to the Partnership;

          (v) To cause the Partnership to employ persons in the operations and management of the business of the Partnership on such terms and for such compensation as the General
     Partners shall determine;

          (vi) To prepare or cause to be prepared reports, statements and other relevant information for distribution to the Limited Partners, including annual and quarterly reports as required by Article XII of this Partnership Agreement;

          (vii) To open accounts and deposits and maintain funds in the name of the Partnership in banks or other financial institutions or to invest such funds as the General Partners deem appropriate;

          (viii) To cause the Partnership to make or revoke any of the elections referred to in Section 754 of the Code or any similar provisions enacted in lieu thereof;

          (ix) To cause the Partnership to invest and reinvest excess Partnership funds during the term of the Partnership in such short-term investments as the General Partners deem appropriate, subject to the maintenance of such working capital and contingency reserves as the General Partners deem appropriate;

          (x) To amend this Partnership Agreement without the consent or vote of the Limited Partners: (a) to reflect the addition or substitution of Limited Partners; (b) to add to the representations, duties or obligations of the General Partners or their Affiliates or surrender any right or power granted to the General Partners or their Affiliates herein, for the benefit of the Limited Partners; (c) to cure any ambiguity, or to correct or supplement any provision herein which may be inconsistent with any other provision herein;
     (d) to change the registered and/or principal office of the Partnership; and (e) to restate the Partnership Agreement periodically to consolidate amendments thereto which have been properly adopted by the Partners or otherwise adopted in accordance with the Partnership Agreement;

          (xi) To cause the Partnership to Transfer a Limited
     Partner's Partnership Interest in accordance with
     Article VII hereof;

          (xii) To execute, acknowledge and deliver any and all instruments to effectuate the rights, authority and powers of the General Partners, and to take all such action in connection therewith as the General Partners shall deem necessary or appropriate;

          (xiii) To prepare, file and publish any and all instruments or documents necessary to enable the Partnership to transact business or otherwise to exist, operate and be recognized as a limited partnership in jurisdictions outside of Missouri;

          (xiv) To cause the Partnership to enter into such contracts and agreements as may be necessary or appropriate;

          (xv) To cause the Partnership to comply with all applicable federal, state and local laws, regulations and ordinances;

          (xvi) To create management positions and Part-nership offices to conduct the business of the Partnership and to designate individuals to assume the responsibilities of such positions as officers which offices may include the following: President, Vice President, Secretary and Treasurer;

          (xvii)    To cause the Partnership to issue additional
     Units in accordance with Section 4.1 hereof; and

          (xviii)   To set compensation levels for the officers
     of the Partnership, if any.

          (b) The General Partners shall, except as otherwise provided in this Partnership Agreement, have all of the rights and powers and shall be subject to all of the restrictions and liabilities of a partner in a general partnership.

     3.2  Restrictions on Authority of the General Partners.

          (a) Notwithstanding anything to the contrary in this Partnership Agreement, including the provisions set forth in
Section 3.1, the following actions of the General Partners shall require the consent of the Majority in Interest of Limited Partners (in the manner set forth in Section 13.3 hereof) and without such consent, may not be taken by the Partnership (nor any Partner or other Person on behalf of the Partnership):

          (i) The sale, exchange, lease, mortgage, or other disposition of 25% or more of the fair market value of the business or assets of the Partnership, or the merger or consolidation with another entity;

          (ii) Any incurrence or prepayment of indebtedness (or provide guaranties of another Person's indebtedness) other than in the ordinary course of business or, if in the ordinary course of business, in an amount in excess of $1,000,000;

          (iii)  Admission of any additional limited or
     general partner, or adjusting any Partner's Partnership
     Percentage;

          (iv) Dissolution or liquidation of the Partnership or appointment of a liquidating partner other than the General
     Partners;

          (v) Causing the Partnership to commence a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other voluntary case or proceeding to be adjudicated a bankrupt or insolvent;

          (vi) Causing the Partnership to consent to (1) the entry of a decree or order for relief against the Partnership in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, (2) the commencement of any bankruptcy or insolvency case or proceeding against the Partnership, (3) the filing of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or (4) to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of any substantial part of the Partnership's property;

          (vii) Causing the Partnership to file a petition or answer or consent seeking reorganization or relief under any applicable federal or state law;

          (viii) Entering into, or effecting a material amendment of (i) any gas purchase agreement, (ii) any firm gas transportation contract, (iii) any negotiated third party gas sales contract in an amount in excess of $10,000, or (iv) any contract (other than a gas sales contract or a contract pertaining to an expansion which has been approved under Section 3.5 of the Management Agreement) with a third party in excess of $100,000 per year;

          (ix) Making any capital expenditure in excess of $500,000;

          (x) Materially amending any material government permit, materially amend any material filing with any governmental body, or seek any governmental action other than is ordinarily required in the ordinary conduct of business;

          (xi) Making a determination with respect to the disposition of insurance proceeds in excess of $500,000 or the repair or rebuilding of the Partnership facilities in the event of substantial damage or destruction;

          (xii) Settling a dispute or litigation involving the Partnership that would materially adversely affect the Partnership or require payment by the Partnership of more than $1,000,000;

          (xiii) Engaging in any transaction with any General Partner or an Affiliate of a General Partner except where such transaction is effectuated on terms no less favorable to the Partnership in an arm's-length transaction with an unaffiliated Person;

          (xiv) Adopting and operating under an annual budget for the Partnership that includes an increase of 10% for any category of expenses over the amount included in the prior year's budget, or an aggregate increase of 5%;

          (xv) Modifying the annual budget of the Partnership to result in an increase of 10% for any category of expenses or an aggregate of 5%;

          (xvi) Granting to a General Partner or any Af-filiate of a General Partner any contractual rights or undertaking other than in accordance with this Partnership
     Agreement;

          (xvii) Pledging or encumbering on behalf of the Partnership any assets of the Partnership other than in connection with financings relating to the acquisition or improvement of assets used or to be used in the business of the Partnership or a refinancing of such indebtedness or for the purpose of obtaining working capital;

          (xviii) Possessing any Partnership property or as-signing the rights of the Partnership in specific Partner-ship property for other than a Partnership purpose;

          (xix) Commingling Partnership funds with those of any other person or entity;

          (xx) Causing the Partnership to lend money to a General Partner or an Affiliate thereof for other than a "bona fide"
     Partnership purpose;

          (xxi)  Causing the Partnership to require any
     Partner to make additional Capital Contributions other than in accordance with this Partnership Agreement or the Formation Agreement;

          (xxii) Causing the Partnership to make an assignment for the benefit of creditors, or the admission by the Partnership in writing of its inability to pay its debts generally as they become due, or to take action in furtherance of any such action;

          (xxiii) Causing the Partnership to approve a materially different method by which the Partnership keeps its books as provided in Article XII; or

          (xxiv) Causing the Partnership to enter into any contract to do any of the foregoing.

          (b) Without first obtaining unanimous approval from the Limited Partners (in the manner set forth in Section 13.3), the General Partners shall not have the authority to perform any act (other than an act required by this Partnership Agreement or any act taken in good faith reliance upon counsel's opinion that such act will not subject any Limited Partner to liability as a general partner) which would, at the time the act occurred, subject any Limited Partner to liability as a general partner under the law of any applicable jurisdiction.

     3.3  Indemnification.

          (a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Partnership Agreement, each Indemnitee shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including without limitation, reasonable legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than claims by or on behalf of the Partnership), in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that in each case the Indemnitee acted in good faith, in a manner which such Indemnitee believed to be in, or not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful; and provided further that, in each case, the Indemnitee acted not in express violation of the direction of at least one General Partner. The termination of any action, suit or proceeding by judgment, order, settlement conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 3.3 shall be made only out of the assets of the Partnership.

          (b) To the fullest extent permitted by law, expenses (including without limitation, reasonable legal fees and expenses) incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 3.3.

          (c) The indemnification provided by this Section 3.3 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement pursuant to any vote of the Partners, as a matter of law or otherwise, as to actions in the Indemnitees' capacity as an Indemnitee and shall continue as to an Indemnitee who has ceased to serve in such capacity and as to actions in any other capacity.

          (d) The Partnership may purchase and maintain (or reimburse a General Partner or its Affiliates for the cost of) insurance, on behalf of the Partners and such other Persons as the General Partners shall determine, against any liability that may be asserted against or expense that may be incurred by any such Person in connection with the Partnership's activities, whether or not the Partnership would have the power to indemnify such Person against such liabilities under the provisions of this Partnership Agreement.

          (e)  In no event may an Indemnitee subject the Limited
Partners to personal liability by reason of the indemnification provisions set forth in this Partnership Agreement.

          (f) An Indemnitee shall not be denied indemnification in whole or in part under this Section 3.3 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Partnership Agreement.

          (g) The provisions of this Section 3.3 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

          (h)  No amendment, modification or repeal of this
Section 3.3 or any other provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligation of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 3.3 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment modification or repeal, regardless of when such claims may arise or be asserted.

          (i) The General Partners shall indemnify and hold harmless the Partnership, the Limited Partners, and their respective directors, officers, shareholders and agents from and against any and all claims, actions, demands, costs and liabilities (including reasonable attorney's fees) arising out of any act or omission of such General Partner that constitutes fraud, willful misconduct, gross negligence or bad faith.

     3.4  Liability of Indemnitees.

          (a) Notwithstanding anything to the contrary set forth in this Partnership Agreement, no Indemnitee shall be liable for monetary damages to the Partnership or the Limited Partners for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith and in compliance with this Agreement.

          (b) Subject to its obligations and duties as General Partner set forth in Article III and without limiting the General Partner's indemnity obligations under Section 3.3.(i), the General Partners may exercise any of the powers granted to them by this Partnership Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partners shall not be responsible for any misconduct or negligence on the part of any such agent appointed by a General Partner in good faith.

          (c)  Any amendment, modification or repeal of this
Section 3.4 or any other provision hereof shall be prospective only and shall not in any way affect the limitations on the liability to the Partnership and the Limited Partners of a General Partners, its directors, officers and employees under this Section 3.4 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     3.5  Resolution of Conflicts of Interest.

          (a) Unless otherwise expressly provided in this Partnership Agreement, whenever a potential conflict of interest exists or arises between any General Partner or any of its Affiliates, on the one hand, and the Partnership, any Partner or any of their Affiliates, on the other hand, any resolution or course of action in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Partnership Agreement, of any agreement contemplated herein, or of any duty stated or implied by law or equity, if the resolution or course of action is or, by operation of this Partnership Agreement, is deemed to be, fair and reasonable to the Partnership. The General Partners shall be authorized in connection with its resolution of any conflict of interest to consider: (i) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest; (ii) any customary or accepted industry practices and any customary or historical dealings with a particular Person; (iii) any applicable generally accepted accounting or other practices or principles; and (iv) such additional factors as the General Partners determine in their sole discretion to be relevant, reasonable or appropriate under the circumstances. Nothing contained in this Partnership Agreement, however, is intended to nor shall it be construed to require the General Partners to consider the interests of any Person other than the Partnership. In the absence of fraud, willful misconduct, gross negligence or bad faith by a General Partner, the resolution, action or terms so made, taken or provided by a General Partner with respect to such matter shall not constitute a breach of this Partnership Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or under the Act or any other law, rule or regulation.

          (b) Whenever this Partnership Agreement or any other agreement contemplated hereby provides that a General Partner, a Majority in Interest of the Partners, or any of their respective Affiliates is permitted or required to make a decision (i) in its "sole discretion" or "discretion" that it deems "necessary or appropriate" or under a grant of similar authority or latitude, such Person shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, any other Person, or (ii) in "good faith" or under another express standard, such Person shall act under such express standard and shall not be subject to any other or different standards imposed by this Partnership Agreement, any other agreement contemplated hereby or under the Act or any other law, rule or regulation. The General Partners shall have no duty, express or implied, to sell or otherwise dispose of any asset of the Partnership, other than in the ordinary course of business. No borrowing by the Partnership or the approval thereof by a General Partner shall be deemed to constitute a breach of any duty of a General Partner to the Partnership or the Limited Partners by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to enable the General Partners to receive payments as set forth herein.

          (c) Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Partnership Agreement to be "fair and reasonable" to any Person, the fair and reasonable nature of such transaction, arrangement or resolution shall be considered in the context of all similar or related transactions.

          (d) The Partners recognize that each of the Partners, directly or through its respective affiliates, may be currently engaged in numerous businesses in the gas industry including, without limitation, buying, selling, marketing, and oil and gas and derivative products for profit. Each Partner agrees that each other Partner may continue such activities, may form new Affiliates to engage in such activities, and may expand the present scope of such activities, in each case irrespective of whether such activities might be deemed in competition with the business and activities of the Partnership, without in any manner being obligated to disclose such activities to the Partnership or the other Partners, or to permit the Partnership or the Partners to participate therein, and without any liability to the Partnership or the Partners for breach of any duty arising out of such other Partner's position as a Partner in the Partnership.
          (e) Notwithstanding anything else in this Agreement, no Partner shall take any action as a Partner pursuant to this Agreement in any circumstance where such Partner or any of its Affiliates has any economic or other interest (other than as a Partner hereunder) in the outcome of such action, whether as a party to an agreement, party to a transaction or otherwise. In any case where the terms of this Agreement would require the vote or consent of such Partner in order to authorize the proposed action, no vote or consent of such Partner shall be required and the determination of whether the requisite proportion of the Partners has approved or otherwise consented to such action shall be determined by calculating the proportion of Partners authorized to vote, authorize or otherwise consent to such action (after taking into account the immediately preceding sentence and limited to Partners of an appropriate class if appropriate) that have voted, authorized or otherwise approved such action.

     3.6  Other Matters Concerning the General Partners.

          (a) The General Partners may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

          (b) The General Partners may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it and any act taken or omitted in reliance upon an opinion (including, without limitation, a written opinion of Counsel (who may be regular counsel to the Partnership or the General Partners)) acceptable to the General Partners of such Persons as to matters that the General Partners reasonably believe to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

          (c) The General Partners shall have the right, in respect of any of their powers or obligations hereunder, to act through any of their duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partners in the power of attorney, have full power and authority to do and perform each and every act and duty that is permitted or required to be done by the General Partners hereunder.

          (d) Any standard of care and duty imposed by this Partnership Agreement or under the Act or any applicable law, rule or regulation shall be modified, waived or limited as required to permit the General Partners to act under this Partnership Agreement or any other agreement contemplated by this Partnership Agreement and to make any decision pursuant to the authority prescribed in this Partnership Agreement, so long as such action is reasonably believed by the General Partners to be in the best interests of the Partnership.

     3.7 Title to Partnership Assets. Title to assets of the Partnership, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such assets of the Partnership or any portion thereof. Title to any or all of the assets of the Partnership may be held in the name of the Partnership, the General Partners or one or more nominees, as the General Partners may determine. The General Partners hereby declare and warrant that any assets of the Partnership for which title is held in the name of such General Partner shall be held by such General Partner for the exclusive use and benefit of the Partnership in accordance with the provisions of this Partnership Agreement; provided, however, that each General Partner shall use its reasonable efforts to cause record title to such assets (other than these assets in respect of which a General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable. All assets of the Partnership shall be recorded as the property of the Partnership in the books and records, irrespective of the name in which record title to such assets are held.

     3.8 Reliance by Third Parties. Notwithstanding anything to the contrary in this Partnership Agreement, any Person dealing with the Partnership shall be entitled to assume that, unless such Person has actual or constructive knowledge to the contrary, the General Partners together have full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partners together as if they, acting together, were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partners in connection with any such dealing unless such Person has actual or constructive knowledge to the contrary. In no event shall any Person dealing with the General Partners or their representatives be obligated to ascertain that the terms of this Partnership Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partners or their representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partners together or their representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder and without knowledge to the contrary that (a) at the time of the execution and delivery of such certificate, document or instrument, this Partnership Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership, and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Partnership Agreement, and is binding upon the Partnership.

     3.9  Powers and Duties of the Limited Partners.

          (a) Except as otherwise provided in this Partnership Agreement, the Limited Partners shall not participate in the management or control of the business affairs of the Partnership, transact any business on behalf of the Partnership, or have any power or authority to bind or obligate the Partnership. The General Partners shall have exclusive management and control of the business of the Partnership in accordance with the provisions of the Act. Notwithstanding the foregoing, the Limited Partners shall have the right to vote with respect to: (i) all such activities set forth in Sections 3.2(a) and (b) above; (ii) in certain circumstances, the reconstitution of the Partnership;
(iii) the election of additional and/or successor General Part-ners; (iv) the election of additional and/or successor Limited Partners; (v) the amendment of this Partnership Agreement except as provided herein; and (vi) the approval of other matters as otherwise provided in this Partnership Agreement. In addition, a Majority in Interest of the Limited Partners shall have the right to call meetings of the Partnership in accordance with the provisions of Section 13.3 and to propose votes on the above items.

          (b) Although all Limited Partners have the express authority to vote with respect to the activities set forth in
Section 3.2(a), the General Partners need only obtain the written consent of a Majority in Interest of the Limited Partners, pursuant to the procedures set forth in Section 13.3(c) hereof, to proceed with any such activities unless a greater percentage is otherwise provided for under this Partnership Agreement.

          (c) No vote or consent of any Limited Partners shall be effective to change any Partner's Partnership Percentage in an adverse and discriminatory manner without the affirmative vote or written consent of such Partner, except a vote to amend the agreement to increase the number of Units available for issuance.

     3.10 No Right of Limited Partners to Receive Property Other
Than Cash. No right is given to a Limited Partner to demand and receive property other than cash in return for his Capital
          Contribution. However, the General Partners may, in their sole discretion, make a distribution of property other than cash upon the dissolution and liquidation of the Partnership to any or all of the Partners.

     3.11 Other Activities. Subject to the restrictions otherwise placed on the General Partners by this Article III, none of the parties hereto shall have any obligation with respect to the Partnership or to any of the other parties insofar as making other investment opportunities available to the Partnership. Accordingly, the parties may, notwithstanding the existence of this Partnership Agreement, engage in whatever activities they choose, whether the same are competitive with the Partnership or otherwise, without having or incurring any obligation to offer any interest in such activities to the Partnership or any party hereto. The General Partners are required to devote only so much of their time to the business of the Partnership as in their respective judgment is reasonably required to satisfy their obligations under this Agreement.

     3.12 Management Agreement. On the Effective Date, Tartan Energy Company of Missouri, L.C. will be merged with and into the Partnership with the result that the Partnership will succeed to the rights and obligations of Tartan Energy Company of Missouri, L.C. under the Management Agreement. As a result, under the Management Agreement, Tartan Management will be the manager of the Project and thus be responsible for managing the construction, operation and maintenance of the Project, and such other activities as may be specified in the Management Agreement, all in accordance with the terms of the Management Agreement.
The parties hereto acknowledge the delegation of authority to the manager pursuant to the Management Agreement. All activities undertaken or performed by Tartan Management, its Affiliates and their respective officers, directors, employees, partners, and agents in performing the duties and obligations of Manager under the Management Agreement shall be considered to be undertaken or performed in the capacity of manager of the Partnership and not as a Partner under this Partnership Agreement. Accordingly, the terms of the Management Agreement, and not the terms of this Partnership Agreement, will govern all such activities. Further, it is recognized and acknowledged that the obligations of Tartan Management as a General Partner under the Partnership Agreement shall not apply to Tartan Management as manager of the Partnership, inasmuch as the Management Agreement shall establish the rights and obligations of Tartan Management as such manager.

                            ARTICLE IV
                   FINANCING OF THE PARTNERSHIP

     4.1  Initial Capital Contributions.

          (a) Units. Subject to the provisions of this Partnership Agreement, the General Partners are authorized to sell ownership interests in the Partnership designated as "Units" and to issue such Units in classes pursuant to Section 4.1(b) of this Partnership Agreement. Fractional Units may be issued for a pro rata Capital Contribution based on a whole Unit purchase price. The number of Units, class thereof purchased by each Partner, the amount of such Partner's Capital Contribution and the residential address of each Partner (or principal business address if not an individual) shall be listed on Exhibit "B" which shall be attached hereto and amended from time to time by the General Partners as warranted.

          (b)  Additional Units or Securities.

               (i) From time to time, the General Partners are authorized to offer and sell Units authorized to be sold pursuant to Section 4.1(a) and to admit the purchaser(s) of such Units to the Partnership as Limited Partners designated by the class of Units so purchased. Units to be issued by the Partnership under this Section 4.1(b) shall be issuable from time to time in one or more subclassifications or series with such designations, preferences and relative, participating, optional or other special rights as set forth below; provided, however, that all Units of every such subclassifications or series shall have identical voting rights to the Total Units issued.

               (ii) Upon the issuance of any subclassifications or series of Units, the General Partners (pursuant to the General Partners' powers of attorney from the Limited Partners), without the consent at the time of any Limited Partner or its assignee (each person purchasing Units being deemed to consent to such amendment) may increase or decrease the number of Units in a class, although no such decrease shall reduce the number of any class of Units below the number then outstanding and any such amendment shall comply with Sections 3.2 and 3.4 hereof, and execute, swear to, acknowledge, deliver, file and record, if required, an amended Certificate of Limited Partnership and whatever other documents may be required in connection therewith.

               (iii) The General Partners are also authorized to cause the issuance of any other type of security of the Partnership from time to time to Partners or other persons or entities on terms and conditions established in the sole and complete discretion of the General Partners. Such securities may include, without limitation, unsecured and secured debt obligations of the Partnership, debt obligations of the Partnership convertible into Units, and options, rights or warrants to purchase any such Units. The General Partners are authorized and directed to do all things which it deems to be necessary, convenient, appropriate or advisable in connection therewith. As and when any Units are issued, the General Partners shall amend Exhibit "B" accordingly to reflect the change in the number of outstanding Units.

               (iv) In the event any additional Units are issued to any party other than Tartan Management or its Affiliates, there shall be issued to Tartan Management, simultaneously with such issuance of additional Units and without requiring additional consideration therefor, additional Units in an amount equal to 5% of the total of such new Units being issued and Tartan Management's Partnership Percentage shall be adjusted to reflect such issuance.

          (c) Class A Units. There is hereby established, out of the authorized but unissued Units of the Partnership, a class of Units to be designated "Class A Units" ("Class A Units") to have the preferences, limitations and relative rights as set forth herein:

               (i)  The Class A Units shall be reserved for
     issuance to the General Partners to evidence such General
     Partner's Capital Contributions.

               (ii) In the initial offering of Units, the General Partners shall issue Class A Units to MCN and Class A Units to Tartan Management in the amounts and for the consideration specified on Exhibit B. The General Partner shall, if necessary, purchase additional Class A Units out of the authorized but unissued Class A Units upon the subsequent issuances of other classes of Units so as to ensure that each General Partner's aggregate Partnership Percentage is no less than one percent (1%).

               (iii)  Unless there has been a conversion
     pursuant to Section 4.1(d)(iii), the Class A Units, in the aggregate, shall be entitled to receive as an allocation from the Partnership 2.0% of any allocation made in accordance with Article V hereof ("Class A Allocation"). Each owner of a Class A Unit shall receive such proportion of the Class A Allocation so as to reflect such owner's Partnership Percentage.

          (d) Class B Units. There is hereby established out of the authorized but unissued Units of the Partnership, a class of Units to be designated "Class B Units" ("Class B Units") to have the preferences, limitations, and relative rights as set forth herein:

               (i)  In the initial offering of Units, the General
     Partners shall issue Class B Units to TEMI, MCN and Tartan
     Management in the amounts and for the consideration specified on Exhibit B.

               (ii) Unless there has been a conversion pursuant to Section 4.1(d)(iii), the Class B Units, in the aggregate, shall be entitled to receive as an allocation from the Partnership 98.0% of any allocation made in accordance with
     Article V hereof ("Class B Allocation"). Each owner of a Class B Unit shall receive such proportion of the Class B Allocation so as to reflect such owner's Partnership Percentage.

               (iii) Notwithstanding anything to the contrary in this Agreement, TEMI shall have the independent right to convert enough Class B Units owned by it into Class A Units representing a General Partner Partnership Interest equal to 1%, and MCN, Tartan Management and TEMI shall have the right to simultaneously convert all Class B Units owned by them into Class A Units, and in each case to establish a management committee composed of one representative of each of them to manage the business and operations of the Partnership, or otherwise reform the ownership of the Project, if the Limited Partners unanimously determine that their status as holding companies pursuant to the Public Utility Holding Company Act of 1935, as amended, would not be affected by such change. In the event of a conversion pursuant to this subsection (iii), the Partnership Percentages and Partnership allocations specified elsewhere in this Partnership Agreement shall be appropriately modified to provide each Partner with the same aggregate Partnership Percentage and profit allocation to which it was entitled prior to such conversion. In addition, in the event of any such conversion, the parties will make such other mutually agreeable modifications to this Agreement to reflect such conversion.

     4.2 Additional Capital Contributions of the General Partners. If from time to time the Limited Partners make additional Capital Contributions to the Partnership pursuant to
Section 4.3 below, the General Partners shall, if necessary, make additional Capital Contributions to the Partnership in such amounts as to provide that its aggregate Capital Contributions are at all times not less than 1% of the aggregate Capital Contributions of the Partnership.

     4.3 Additional Capital Contributions of the Limited Partners. From time to time the Partners, subject to the approval of the General Partners and a Majority in Interest of the Limited Partners (in the manner set forth in Section 13.3), may make additional Capital Contributions to the Partnership in the form of cash or other property. For purposes of this section, contributions of property shall be deemed to be Capital Contributions in an amount equal to the fair market value of the contributed property on the date of contribution. All Partners shall be permitted to make such contributions based on their Partnership Percentages provided, however, that no Limited Partner shall be required to make an additional Capital Contribution but the failure to do so shall reduce that Limited Partner's Partnership Interest; provided however, Tartan Management's limited partnership interest shall not be reduced below the smallest limited partnership interest Tartan Management has owned from the period following the Second Closing (as defined in the Formation Agreement) to the date at which such additional capital contribution was not made. Determination of such Partner's Partnership Percentage shall be based on the method described in the definition provisions of this Partnership Agreement.

     4.4 Capital Accounts. A separate Capital Account shall be established and maintained by the Partnership for each Partner in the manner described in the definition of the term "Capital
Account" in Article I hereof.

     4.5 Loans by Partners. Except as otherwise provided for in this Partnership Agreement, neither the General Partners nor the Limited Partners shall be required to make loans to the Partnership. Loans may be made, however, with the consent of the General Partners, by any Partner to the Partnership and such loans shall not be considered contributions to the capital of the Partnership. To the extent loans are made by any Partner to the Partnership, they shall be made on terms, as to interest rates and other finance charges as are comparable to amounts that are charged by unrelated banks and other financial institutions on comparable loans for the same purpose.

     4.6 Interest. No interest shall be paid to any Partner on the initial or any subsequent Capital Contribution to the Partnership.

     4.7 Time for Return of Contributions. No Partner shall be entitled to require the return of his Capital Contribution. Upon the full and complete winding up and liquidation of the business and affairs of the Partnership, the Partners shall be entitled to distributions as set forth in Article X.

     4.8 Right of Participation. If the Partnership proposes to issue any Units or debt securities of the Partnership after the Effective Date other than those Units described in Section 4.1(e), the General Partner shall give written notice to each Limited Partner at least thirty (30) days prior to the proposed issuance ("Participation Notice"). The Participation Notice shall specify the type and number of Units or debt securities the Partnership proposes to sell along with the price, terms and closing date of such proposed sale. Each Limited Partner must notify the General Partner in writing within fifteen (15) days of the receipt (as set forth in Section 13.1 hereof) of the Participation Notice whether such Limited Partner shall accept the offer to purchase a portion of the Units or debt securities, such portion to be as set forth below, on the terms and at the price stipulated in the Participation Notice. If no response has been received by the General Partner from a Limited Partner at such time, the Limited Partner shall be deemed to have refused the offer. The maximum number of Units or debt securities a Limited Partner electing to participate shall be eligible to purchase shall be equal to the total number of Units or debt securities offered multiplied by a fraction (i) the numerator of which is the number of Units then owned by such Limited Partner, and (ii) the denominator of which is the total number of Units then owned by all Limited Partners electing to participate. The notice given by the Limited Partner must state the number of Units or debt securities the Limited Partner desires to purchase; provided, however, that the notice may indicate that the Limited Partner desires to purchase a greater percentage of the proposed offering than may be allocated to such Limited Partner in the event another Limited Partner fails to accept the entire amount of such other Limited Partner's allocation, such other Limited Partner's allocation being the "Nonparticipation Units." The closing of the proposed sale to the Limited Partners and to the third party (if the Limited Partners do not accept the entire proposed offering) shall be on the closing date and on the terms and conditions stipulated in the Participation Notice. If the proposed sale is not completed on such terms within six months from the date of the Participation Notice, the Partnership may not issue Units or debt securities of the Partnership without again complying with this Section 4.8.

     4.9 Limited Liability of the Limited Partners. Notwithstanding anything to the contrary contained herein, the liability of a Limited Partner for any of the debts, losses or obligations of the Partnership shall by limited to the Limited Partner's Capital Contributions which have contributed to the Partnership. No Limited Partner shall have any personal liability whatsoever, whether to the Partnership or any third party, for the debts of the Partnership or any of its losses.

     4.10 Benefits of Agreement. Nothing in this Partnership Agreement, and, without limiting the generality of the foregoing, in this Article IV, expressed or implied, is intended or shall be construed to give to any creditor of the Partnership or any creditor of any Partner of any other person or entity whatsoever, other than the Partners and the Partnership, any legal or equitable right, remedy or claim under or in respect of this Partnership Agreement or any covenant, condition or provisions herein contained, and such provisions are and shall be held to be for the sole and exclusive benefit of the Partners and the Partnership.

     4.11 Tartan Management Capital Contributions.
Notwithstanding any other provision of this Partnership
Agreement, Tartan Management shall not be required (i) to make
Capital Contributions, other than its initial Capital
Contribution or (ii) to purchase additional Units.


                            ARTICLE V
                  ALLOCATIONS AND DISTRIBUTIONS

     5.1 Profits and Capital Distributions. After giving effect to the special and curative allocations set forth in Section 5.4 hereof, Profits for any fiscal year shall be allocated to the Partners based on the applicable Partnership Percentage in effect during such fiscal year.

     5.2 Losses. After giving effect to the special and curative allocations set forth in Section 5.4 hereof, Losses for any fiscal year shall be allocated to the Partners based on the applicable Partnership Percentage in effect at the time such Loss was incurred or realized, which allocation may cause a Partner to have an Adjusted Capital Account Deficit at the end of a fiscal year.

     5.3 Allocation Upon Sale of Assets. Upon the sale of substantially all of the assets of the Partnership, the Profits attributable to such sale shall be allocated to the Partners as follows:

          (a) First, in accordance with any regulatory allocations as required under Section 5.4 hereof.

          (b) Second, all items of Partnership income, gain, loss, and deduction realized by the Partnership upon the sale or other disposition of its assets pursuant to this Section shall be allocated among the Partners for Federal income tax purposes and shall be credited or charged to the Capital Accounts of the Partners in the following manner:

               (i) In the event the sum of the items of Partner-ship income, gain, loss, deduction, and credit result in taxable income, all the items comprising such gain shall be allocated and credited as follows:

               (1) First, to the Limited Partners, if any, whose Capital Account possess a negative balance at the time such gain is realized, in the same ratio as such Limited Partner's negative Capital Account balances are to the total of all Limited Partners' negative Capital Account balances, until such Limited Part-ner's Capital Account balance is zero.

               (2) Second, to the Partners in an amount neces-sary to cause the positive balances of their Capital Accounts to be in the same ratio as their respective Partnership Percentage.

               (3) Third, to the Partners in the same ratio as their respective Partnership Percentage.

               (ii) In the event the sum of the items of Partner-ship income, gain, loss, deduction, and credit result in taxable loss, all the items comprising such loss shall be allocated and credited as follows:

               (1) First, to the Partners in an amount necessary to cause the positive balances of their Capital Accounts to be in the same ratio as their respective Partnership Percentage.

               (2) Second, to the Partners in the same ratio as their respective Partnership Percentage until the Limited Partners' Capital Accounts attain a zero balance.

               (3) Third, to the General Partners in the same ratio as their respective Partnership
                    Percentage.

          (c) Third, after the Capital Accounts of the Partners have been adjusted in the manner required in the immediately preceding paragraph, the General Partners, as liquidator, shall ascertain the fair market value by appraisal or other reasonable method of all the unsold assets of the Partnership and shall adjust the Capital Accounts of the Partners by assuming the taxable sale of all the remaining unsold assets of the Partnership for cash equal to the fair market value thereof as of the date of the dissolution of the Partnership and debiting or crediting the Capital Account of each Partner with its respective share of the hypothetical gain and/or loss resulting from such hypothetical sale. Such hypothetical gain or loss shall be allocated in accordance with the provisions of 5.3(b) immediately above.

          (d) Notwithstanding any other provision of this Partnership Agreement to the contrary, no allocation of income, gain, loss, deduction or credit shall be made to a Partner if such allocation would not have "substantial economic effect" pursuant to Treas. Reg. Secs. 1.704-1(b) et seq., as such regulations may be amended and in effect from time to time and any corresponding provisions of succeeding regulations, or otherwise be in accordance with such Partner's interest in the Partnership as provided for in such regulations.

     5.4 Regulatory Allocations. Notwithstanding the general allocation rules set forth above, the following special allocation rules ("Regulatory Allocations") shall apply under the following circumstances described, in the following order:

          (a) Limitation of Losses and Deductions. The losses and deductions allocated to any Partner with respect to any fiscal year shall not exceed the maximum amount of losses and deductions that can be allocated without causing such Partner to have a deficit in its Adjusted Capital Account at the end of such fiscal year. All losses and deductions in excess of the limitation set forth in the preceding sentence shall be allocated so as to allocate the maximum permissible losses and deductions to each Partner under Treas. Reg. Sec. 1.704-1(b)(2)(ii)(d).

          (b) Partnership Minimum Gain Chargeback. If there is a net decrease in Partnership Minimum Gain during any fiscal year, each Partner, in accordance with Treas. Reg. Sec. 1.704-2(g) shall be allocated items of income and gain for such fiscal year (and, if necessary, for subsequent fiscal years) in proportion to, and to the extent of, an amount equal to the portion of such Partner's share of the net decrease in Partnership Minimum Gain during such fiscal year, subject to the exceptions set forth in Treas. Reg. Sec. 1.704-2(f); provided that, if the Partnership has any discretion as to an exception set forth in Treas. Reg. Sec. 1.704-2(f)(5), the Tax Matters Partner (with the consent of the other General Partner(s), if any) shall exercise such discretion on behalf of the Partnership. The Tax Matters Partner shall, if the application of this Section 5.4(b) would cause a distortion in the economic arrangement among the Partners, ask the Commissioner of Internal Revenue to waive the Partnership Minimum Gain chargeback requirements pursuant to Treas. Reg. Sec. 1.704-2(f)(4). To the extent this Section 5.4(b) is inconsistent with Treas. Reg. Sec. 1.704-2(f) or incomplete with respect to such Sections of the Treasury Regulations, the Partnership Minimum
Gain chargeback provided for herein shall be applied and interpreted in accordance with such Sections of the Treasury Regulations.

          (c) Partner Minimum Gain Chargeback. If there is a net decrease in Partner Minimum Gain during any fiscal year, each Partner shall be allocated items of income and gain for such fiscal year (and, if necessary, for subsequent fiscal years) in an amount equal to the such Partner's share of the net decrease in Partner Minimum Gain during such fiscal year in accordance with Treas. Reg. Sec. 1.704-2(i)(5), subject to the exceptions set forth in Treas. Reg. Sec. 1.704-2(i)(4). The Tax Matters Partner shall, if the application of this Section 5.4(c) would cause a distortion in the economic arrangement among the Partners, ask the Commissioner of Internal Revenue to waive the Partnership Minimum Gain chargeback requirements pursuant to Treas. Reg.
Sec. 1.704-2(i)(4). To the extent this Section 5.4(c) is inconsistent with Treas. Reg. Sec. 1.704-2(i)(4) or incomplete with respect to such Sections of the Treasury Regulations, the Partnership Minimum Gain chargeback provided for herein shall be applied and interpreted in accordance with such Sections of the Treasury Regulations.

          (d) Qualified Income Offset. If in any fiscal year a Partner unexpectedly receives an adjustment, allocation or distribution described in Treas. Reg. Sec. 1.704-1(b)(2)(ii)(d)(4),
(5) or (6), and such adjustment allocation or distribution causes or increases an Adjusted Capital Account Deficit for such Partner, then, such Partner shall be allocated items of income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain) in an amount and manner sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible, provided that an allocation pursuant to this Section 5.4(d) shall be made only if and to the extent that a Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section
5 have been tentatively made as if this Section 5.4(d) were not in the Agreement.

          (e) Gross Income Allocation. In the event any Partner has an Adjusted Capital Account Deficit at the end of any fiscal year, each such Partner shall be allocated items of income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain) in an amount and manner sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible, provided that an allocation pursuant to this Section 5.4(e) shall be made only if and to the extent that a Limited Partner would have an Adjusted Capital Account Deficit after all the other allocations provided for in this Section 5 have been tentatively made as if this Section 5.4(e) were not in the Agreement.

          (f) Nonrecourse Deductions. Nonrecourse deductions for any fiscal year shall be allocated to the Partners in the same ratio as their Partnership Percentage.

          (g)  Partner Nonrecourse Deductions.  Partner
Nonrecourse Deductions shall be allocated among the Partners in accordance with the ratios in which the Partners share the economic risk of loss for the Partner Nonrecourse Debt that gave rise to those deductions as determined under Treas. Reg. Sec. 1.752-
2. This allocation is intended to comply with the requirements of Treas. Reg. Sec. 1.704-2(i) and shall be interpreted and applied consistent therewith.

          (h)  The Regulatory Allocations set forth in this
Section 5.4 shall be applied only to the extent required by applicable Treasury Regulations for the resulting allocations provided for in Sections 5.1 through 5.3, taking into account such Regulatory Allocations, to be respected for Federal income tax purposes. The Regulatory Allocations are intended to comply with the requirements of Treas. Reg. Sec. 1.704-1(b), 1.704-2 and 1.752-1 through 1.752-5 (the "Allocation Regulations") and shall be interpreted and applied consistently therewith.

     5.5 Curative Allocations. Notwithstanding any other provision of this Section 5 other than the Regulatory Allocations, allocations shall be taken into account in making the allocations under Sections 5.1 through 5.3 (the "Agreed Allocations") so that, to the extent possible, the net amount of items of income, gain, loss and deduction allocated to each Partner pursuant to the Regulatory Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each Partner under the Agreed Allocations had the Regulatory Allocations and this curative allocation not otherwise been provided in this Section 5.

     5.6  Other Allocation Rules.

          (a) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Sec. 734(b) or Code Sec. 743(b) is required, pursuant to Treas. Reg. Sec. 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment shall increase the basis of the asset or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section.

          (b) Tax Allocations: Code Section 704(c). In accordance with Code Sec. 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the General Partners and Limited Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for Federal income tax purposes and its initial Gross Asset Value using the "traditional method with curative allocations" as set forth in Treas. Reg. Sec. 1.704-3(c).

In the event the Gross Asset Value of any Partnership asset is adjusted as required by the definition of "Gross Asset Value" as contained in this Partnership Agreement, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for Federal income tax purposes and its Gross Asset Value in the same manner as under Code Sec. 704(c) and the Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the General Partners in any manner that reasonably reflects the purpose and intention of this Partnership Agreement. Allocations pursuant to this Section 5.6(b) are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Person's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Partnership Agreement.

     5.7 Distributions. Except as provided in Article X below and as may otherwise be allowed in Article IV above, the General Partners in their sole discretion shall have the authority to cause the Partnership to allocate and distribute cash or other property to the Partners monthly on a basis in accordance with this Partnership Agreement and shall distribute such cash or other property at least once a year as necessary to provide the Partners with funds to pay any required taxes due to the operation of the Partnership, including its liquidation.

     5.8 Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment or distribution to the Partnership, the General Partners, or the Limited Partners shall be treated as distributed to the General Partners and the Limited Partners pursuant to
Article V for all purposes under this Partnership Agreement. The General Partners shall allocate such amounts among the General Partners and the Limited Partners in a manner that is consistent with Article V hereof and applicable law.


                            ARTICLE VI
                  GENERAL PARTNERS' COMPENSATION
                        AND REIMBURSEMENT

     6.1 Compensation to General Partners. Except as expressly provided in this Article VI and as provided in Article IV, the General Partners shall receive no compensation from the Partnership for services rendered in their capacity as General
Partners of the Partnership.

     6.2 Expenses in Connection with Organization of the Partnership. The Partnership shall be responsible for all reasonable out-of-pocket fees, costs and expenses actually incurred in connection with (a) the organization of the Partnership; (b) the qualification of the Partnership to do business in any state in which the General Partners determine that such qualification is advisable; (c) the legal (including tax advice) and accounting fees and disbursements of the Partnership; and (d) other out-of-pocket expenses of a similar nature incurred in connection with such activities.

     6.3 Operational Expenses. Subject to the terms of the Management Agreement, the General Partners shall provide all managerial services for the Partnership. In connection with such services, the Partnership shall be obligated to reimburse the General Partners or their respective Affiliates or designees, on a monthly basis, for all reasonable and necessary costs and expenses incurred in connection with providing the day-to-day management of the Partnership, including (i) the direct costs and expenses of the General Partners or such Affiliate or designee for capital equipment, based upon usage of such capital equipment in connection with Partnership matters, and (ii) reasonable, direct out-of-pocket expenses for any legal, accounting, printing, appraisal and similar reasonable general office services rendered by unaffiliated third parties. No Partner shall allocate its overhead expenses to the Partnership.


                           ARTICLE VII
               ASSIGNABILITY OF PARTNERS' INTERESTS

     7.1 Restrictions on Transfer of Limited Partner's Interest. Except as set forth in Section 7.3, no Limited Partner may Transfer all or a portion of its Partnership Interest (the "Transferor"), unless the Transferor and transferee (the "Transferee"), comply with the provisions of this Section 7.1.
No portion of a Limited Partner's right to receive his allocable share of income and losses and distributions of the Partnership may be Transferred without the Transfer of the same portion of a Limited Partner's Partnership Interest. Failure to comply with this Section 7.1 shall render the purported Transfer null and void and of no force or effect.

          (a) Written Consent of Partners. The Transferor shall give prior written notice of its desire to Transfer all or a portion of its Partnership Interest, specifying the name of the Transferee, the consideration and the terms and provisions of the proposed transaction. Each General Partner shall have twenty
(20) days after receipt of the Transferor's notice to exercise its right, but not the obligation, to purchase the portion of the Partnership Interest to be sold on the same terms and conditions as specified in the notice. Such General Partner shall give written notice to the Transferor of such election and shall purchase and pay for such Partnership Interest at the office of the Partnership on the later of (i) within thirty (30) days from the delivery of the General Partners' election to purchase or
(ii) the second business day following expiration of any required governmental waiting periods or the issuance of any governmental consents. If a General Partner does not exercise its rights to purchase, the Transferor shall still be required to obtain, prior to the consummation of such Transfer, the approval of the General Partners and the approval of a Majority in Interest of the Limited Partners (which approval shall be subject to the completion of all acts required in this Section 7.1 and may be given or withheld in the General Partners' and Limited Partners' sole discretion and in the manner set forth in Section 13.3).

          (b) Opinion of Counsel. The Transferor shall deliver to the General Partners evidence satisfactory to the General Partners, (including, if requested by the General Partner, an opinion of counsel in form and substance satisfactory to counsel to the Partnership), that:

               (i)  such Transfer and any offerings made in
     connection therewith are in compliance with applicable federal and state securities laws;

               (ii) such Transfer will not cause a termination of the Partnership for tax purposes or cause it to be classified as an association; and

               (iii)  the Transfer will comply with all
     applicable rules and regulations of government authorities.

          (c) Investment Letter. The Transferee of all or a portion of a Limited Partner's Partnership Interest shall execute a statement satisfactory to the General Partners that he is acquiring such Partnership Interest or part thereof for his own account for investment and not with a view to the distribution or resale thereof.

          (d) Transfer Expenses. The Transferee and Transferor shall agree (in writing) with the Partnership to pay all reasonable expenses (including legal and accounting expenses incurred by the Partnership) in connection with the Transfer
(which may be shared between them in the proportions they desire).

          (e) Substituted Limited Partner. A Transferee may become a Substituted Limited Partner on the last business day of the month following the date on which the Transfer occurred if:

               (i) In case of Transfers other than by operation of law, the Transferor states its intention in writing to have the Transferee become a Substituted Limited Partner as concerns the portion of its Partnership Interest to be Transferred;

               (ii) The Transferee agrees to pay any filing fees, reasonable counsel fees, and other reasonable expenses in connection with its becoming a Substituted Limited Partner;
     and

               (iii) The Transferee agrees in writing to be bound by all of the terms and provisions of the Partnership Agreement and any other document or instrument executed by or otherwise binding upon the Limited Partners as if an original party to the Partnership Agreement or other such document or instrument.

          (f) Tax Consequences. Any Transfer of all or a portion of a Limited Partner's Partnership Interest (whether or not such Transferee becomes a Substituted Limited Partner) shall be null and void if it prejudices or affects the continuity of the Partnership for the purposes of Section 708 of the Code. The General Partners are expressly authorized to enforce this provision by notifying the Partners that all Transfers will be suspended or limited for a period of up to 12 months whenever Partnership Interests totalling 25% or more of all Partnership Interests shall have been Transferred in any consecutive 12 month period. Prior to any such Transfer becoming effective, the General Partners may require an opinion of counsel in form and substance satisfactory to the General Partners to the effect that the Transfer will not cause adverse tax consequences to any of the nontransferring Partners, and such Transferor shall be responsible for paying said counsel's fee for such opinion. At such time as a Transfer of all or a portion of a Limited
Partner's Partnership Interest is possible in accordance with the Code, any such Transfer shall be approved in accordance with this Partnership Agreement in the order in which any such requests are received by the General Partners after such time. Any Partner whose action or inaction caused a termination pursuant to Section 708 of the Code prior to the time provided in this Partnership
Agreement shall indemnify and hold harmless the other Partners from any and all incremental federal, state and local tax liability incurred as a result of such termination unless each Partner agrees to waive this provision.

          (g) Recognition of Transferee as Limited Partner. Upon the effective Transfer of all or a portion of a Partnership Interest and compliance with the other paragraphs of this Section 7.1, the General Partners shall, to the extent required by law execute, file and record with the appropriate governmental agencies such documents as are required to accomplish the substitution of the Transferee as a Substituted Limited Partner. If required by law, the Certificate of Limited Partnership shall be amended and recorded not more often than quarterly, to recognize the admission of Substituted Limited Partners. Nothing contained herein is meant to require the filing of a Certificate of Limited Partnership (or amendment thereto) which includes the names of all Limited Partners and Substituted Limited Partners, if under applicable state law the inclusion of such names is dis-cretionary. In all events the General Partners shall amend this Partnership Agreement to reflect the admittance to the Part-nership of the Substituted Limited Partner. The Partnership shall treat a Transferee who becomes a Substituted Limited Partner pursuant to the provisions of this Section 7.1 as a Substituted Limited Partner with respect to the Partnership Interest, or part thereof, assigned from the last business day of the calendar quarter following the acceptance by the General Partners of the Transfer, notwithstanding the time consumed in preparing and filing the necessary documents with governmental agencies necessary to effectuate the substitution.

          (h)  Binding Effect.  Any Transferee admitted to the
Partnership as a Substituted Limited Partner shall be subject to and bound by all the provisions of the Partnership Agreement as if an original party to the Partnership Agreement.

     7.2 Restrictions on Transfer of General Partners' Interest. Except as set forth in Section 7.3, no portion of a General Partners' Partnership Interest (including the General Partners' right to receive their allowable share of income and losses and distribution of the Partnership) may be Transferred except in accordance with this Section 7.2. Failure to comply with this
Section 7.2 shall render the purported Transfer null and void and of no force or effect.

          (a) Written Consent of Partners. A General Partner shall give prior written notice of its desire to Transfer its Partnership Interest, specifying the name of the transferee the consideration and the terms and provisions of the proposed transaction. The Limited Partners shall have twenty (20) days after receipt of the General Partner's notice to exercise their right, but not their obligation, to purchase the portion of the Partnership Interest to be sold on the same terms and conditions as specified in the notice, and if so purchased, at the election of the purchasing Limited Partner, the General Partnership Interest so purchased may be converted into a Limited Partnership Interest. The Limited Partners shall give written notice to such General Partner of such election and shall purchase and pay for such Partnership Interest at the office of the Partnership on the later of (i) thirty (30) days from the delivery of the Limited Partners' election to purchase or (ii) the second business day following expiration of any required governmental waiting periods or the issuance of any governmental consents. If the Limited Partners do not exercise their right to purchase, such General Partner shall still be required to obtain, prior to the consummation of such Transfer, the approval of a Majority in Interest of the Limited Partners (in the manner set forth in Section 13.3).

          (b) Opinion of Counsel. The Partnership must receive an opinion of counsel from the Partnership that such transfer and admission

               (i) would not cause the loss of limited liability of the Limited Partners under this Partnership Agreement, and

               (ii) would not cause the Partnership to be treated as an association taxable as a corporation for Federal income tax purposes, and

               (iii)  would not affect the status of the
     Partnership, the Partners or any of their respective
     Affiliates under the Public Utility Holding Company Act of
     1935.

          (c)  Prior to the transfer of all of a General
Partner's Partnership Interest, the Partnership shall have admitted another entity or individual as a General Partner so as not to cause the dissolution of the Partnership.

     7.3  Permitted Transfers of Partnership Interests.
Notwithstanding any provision of this Article VII or the Partnership Agreement to the contrary:

          (a) Any Limited Partner may Transfer (i) to another person or entity its Partnership Interest in connection with such Limited Partners merger or consolidation with another person or entity or (ii) all or a portion of its Partnership Interest to an Affiliate controlled by such Limited Partner;

          (b) the General Partners and the Limited Partners may pledge or otherwise encumber their Partnership Interests to secure indebtedness of the Partnership which the General Partners in their sole discretion have deemed it in the best interest of the Partnership to incur;

          (c) subject to Section 7.2(a) above, each of the General Partners may Transfer its Partnership Interest in partial or complete liquidation of its Partnership Interest; provided that prior to such Transfer the remaining General Partner admits an additional or substitute General Partner as General Partner of the Partnership in accordance with Section 8.5; and

          (d) any corporate General Partner may Transfer all or a portion of its Partnership Interest upon its merger or consolidation with another person or entity or the transfer by it of all or substantially all its assets to another person, the assumption of the rights and duties of such corporate General Partner by such person, and the admission of such person to the Partnership as a General Partner, provided such person

               (i)  if it is other than an individual, is
     organized under the laws of the United States of America or any State thereof;

               (ii) shall represent to the Partnership that it has, or will have following the transaction, substantially the same or greater tangible net worth as the transferring
     General Partner; and

               (iii) furnishes to the Partnership an opinion of independent counsel to the effect that such merger, consolidation, transfer or assumption (A) would not cause the loss of limited liability of the Limited Partner under this Partnership Agreement and (B) would not cause the Partnership to be treated as an association taxable as a corporation for Federal income tax purposes.


                           ARTICLE VIII
           WITHDRAWAL AND REMOVAL OF A GENERAL PARTNER;
      ADMISSION OF SUCCESSOR AND ADDITIONAL GENERAL PARTNER

     8.1 Voluntary Withdrawal. Each General Partner hereby agrees that it may withdraw from the Partnership only with the prior consent of a Majority in Interest of the Limited Partners both as to withdrawal and the terms and conditions thereof which consent shall not be unreasonably withheld as long as the operation of the Partnership is not materially adversely affected; and any withdrawal without such prior consent shall constitute a breach of this Partnership Agreement by the withdrawing General Partner.

     8.2  Other Withdrawal Events.  The occurrence of any of the
events described in    17-402(a)(4) and (5) of the Act shall not
effect the withdrawal of a General Partner until the latter of
(i) 60 days subsequent to such occurrence or (ii) 30 days after a General Partner (whether or not such General Partner was the General Partner affected by such event) gives notice of the occurrence to the Limited Partners. The General Partner shall give notice of such event to the Limited Partners within 10 days of the occurrence of such event.

     8.3  Removal of the General Partner.

          (a) A General Partner may not be removed as a general partner except (i) for Cause (as defined below) with the removal for any such reason approved by a Majority in Interest of Limited Partners (in the manner set forth in Section 13.3), or (ii) by the vote or consent of at least 66 % of Partnership Percentages of all Limited Partners (in the manner set forth in Section 13.3). "Cause" shall mean (i) the failure of a General Partner to timely make a required capital contribution, (ii) the failure of a General Partner to obtain the approval of a Majority in Interest of the Limited Partners before undertaking those actions which require the approval of the Limited Partners, (iii) the commencement of bankruptcy or insolvency proceedings by or against a General Partner or its affiliates, (iv) a General Partner's breach of any provision of this Partnership Agreement which has a material adverse effect on the construction, operation or maintenance of the operations of the Partnership or on the Limited Partners' equity investment in the Partnership,
(v) gross negligence, fraud or breach of a General Partner's fiduciary duties pursuant to this Partnership Agreement or (vi) a 45% or greater change in the stock ownership of Tartan Management. For purposes of clause (iii) above, the term affiliate with respect to a General Partner shall mean any Person or entity owning 50% or more of the outstanding voting securities of such General Partner.

          (b) Written notice setting forth the effective date of such removal (which date shall not be less than 30 days after the service of such notice) shall be served upon the General Partner to be removed pursuant to the notice provisions contained in
Section 13.1 of this Partnership Agreement. As of the effective date of such removal, all of such person's rights and powers as a General Partner shall cease and such General Partner's Partnership Interest shall be converted automatically into a limited partner interest (based on the fair market value of such General Partner's Partnership Interest).

     8.4 Liability of a Withdrawn General Partner. Any General Partner which shall voluntarily or involuntarily for any reason (including bankruptcy, death or adjudication of incompetency) withdraw from the Partnership, or sell, transfer or assign its general partner Partnership Interest, shall be and remain liable for all obligations and liabilities incurred by such General Partner prior to the time such withdrawal, conversion, sale, transfer or assignment, has become effective, but shall be free of any obligation or liability incurred on account of the activities of the Partnership from and after the time such withdrawal, conversion, sale, or transfer or assignment shall have become effective except for any liabilities or damages attributable to its action in withdrawing from the Partnership.

     8.5  Additional or Successor General Partner.

          (a) A General Partner may admit additional or successor General Partners in connection with a transfer of all or a part of the General Partner's Partnership Interest subject to Section 7.2(a) above. If a General Partner withdraws or is removed pursuant to Sections 8.1, 8.2 or 8.3 and if such withdrawal or removal would leave the Partnership without a General Partner, then prior to the effective date of such removal or withdrawal, the Limited Partners shall meet to select and appoint one or more successor General Partners to continue the business of the Partnership, which selection and appointment shall be effected by the approval of a Majority in Interest of the Limited Partners (in the manner set forth in Section 13.3) and become effective prior to the removal or withdrawal of a sole General Partner. A 1% partnership interest shall be reallocated from the Limited Partners, pro rata, to any successor General Partner(s) required pursuant to this Section 8.5, unless the successor General Partner makes a capital contribution to the Partnership equal to or greater than 1% of the total of the Capital Contributions to the Partnership.

          (b) If Tartan Management is removed for Cause, a single purpose subsidiary of TEMI will succeed to the 1% general partner interest of Tartan Management or the Limited Partners may select another Person as a successor General Partner in accordance with the terms hereof, in each case, without the consent of Tartan Management, and the 1% general partnership interest of Tartan Management shall be converted pursuant to
Section 8.3.

     8.6 Successor General Partner. If a General Partner withdraws or is removed in its capacity as a General Partner by the affirmative vote of a Majority in Interest of the Limited Partners, then prior to the effective date of such removal or withdrawal, the Limited Partners shall meet to select and appoint a successor General Partner, which selection and appointment shall be effected by the approval of a Majority in Interest of the Limited Partners (in the manner set forth in Section 13.3) and become effective prior to the removal or withdrawal of the General Partner.

     8.7 Continuation of Partnership. In the event of an event which causes the dissolution of the Partnership by the provisions of this Partnership Agreement, the Partnership may be reconstituted and its business continued without being wound up:

          (a) by the remaining General Partner(s) (without the approval of any of the Limited Partners) if there remains at least one General Partner; or

          (b) within 90 days after such dissolution or on the date of the withdrawal of a General Partner, by the agreement in writing of all Partners (whether or not there remains at least one General Partner).


                            ARTICLE IX
                   DISSOLUTION AND LIQUIDATION

     9.1  Dissolution.  The Partnership shall be dissolved:

          (a)  upon the expiration of its term as provided in
Section 2.4 or the occurrence of any other event in Section 2.4;
and

          (b)  upon any other event that, under this Partnership
Agreement or Section 359.241 of the Act, causes its dissolution, except as otherwise provided herein.

     9.2 Liquidation. Upon dissolution of the Partnership, unless the Partnership is continued pursuant to the provisions of this Partnership Agreement, either the General Partners (or a liquidator selected by a Majority in Interest of the Partners) shall proceed with the winding up of the business and the liquidation of the Partnership as set forth under Article X.


                            ARTICLE X
           ALLOCATIONS AND DISTRIBUTIONS ON LIQUIDATION

     10.1 Liquidation and Termination.

          (a) In the event of the dissolution of the Partnership in accordance with Section 9.1 above, unless the remaining Partners, if any, elect to continue the business of the Partnership as provided by the terms of this Partnership Agreement, the General Partners or the liquidator of the Partnership shall proceed with the winding up of the affairs of the Partnership. Upon the dissolution of the Partnership no further business shall be conducted, except for such action as shall be necessary for the winding up of the affairs of the Partnership and the distribution of its assets to the Partners pursuant to the provisions of this section. The General Partners shall act as liquidating trustees or may appoint in writing one or more liquidating trustees who shall have full authority to wind up the affairs of the Partnership and to make final distribution as provided herein; provided, however, if the Partnership is dissolved by an act which constitutes a breach of this Partnership Agreement by a General Partner, the Limited Partners shall, by a vote of the Majority in Interest of the Limited Partners, designate a party to act as the liquidating trustee.

          (b) Upon dissolution of the Partnership, the liquidating trustee or trustees may sell any or all Partnership property, at the best cash price available or it may distribute those properties in kind. The General Partners may, if they so desire, purchase or cause an Affiliate or Affiliates of either of them to purchase all of the Partnership property upon liquidation following thirty (30) days prior public notice of the proposed sale and provided at least thirty (30) days advance notice of the proposed sale has been given to the Limited Partners. The price paid by the General Partners or any of their Affiliates for any Partnership property shall in no event be less than the greater of (i) the highest bid received from a third party, or (ii) the General Partners' estimate of the fair market value of such property (the fair market value shall be determined by an independent third party deemed by the General Partners, competent to appraise such assets).

          (c) The General Partners shall apply and distribute the assets of the Partnership as follows:

               (i) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than the General Partners or Limited Partners;

               (ii) Second, to the payment and discharge of all of the Partnership's debts and liabilities to the General
     Partners or Limited Partners; and

               (iii)  Third, according to the Partners
     respective Partnership Percentage.

     10.2 Capital Account Deficits and Special Distributions. If any Partner has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever. In the discretion of the General Partners, a pro rata portion of the distributions that would otherwise be made to the General Partners and Limited Partners pursuant to this Article X may be:

          (a) distributed to a trust established for the benefit of the General Partners and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partners arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the General Partners and Limited Partners from time to time, in the reasonable discretion of the General Partners, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partners and Limited Partners pursuant to this Partnership Agreement; or

          (b) withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld amounts shall be distributed to the General Partners and Limited Partners as soon as practicable.

     10.3 Deemed Distribution and Recontribution. Notwith-standing any other provision of this Article X, in the event the Partnership is liquidated within the meaning of Treas. Reg. Sec. 1.704-1(b)(2)(ii)(g) (regarding when a liquidation occurs) but it has not dissolved pursuant to Section 9.1 hereof, the Partnership shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, the Partnership shall be deemed to have distributed the property in kind to the General Partners and Limited Partners, who shall be deemed to have assumed and taken such property subject to all Partnership liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the General Partners and Limited Partners shall be deemed to have recontributed the property in kind to the Partnership, which shall be deemed to have assumed and taken such property subject to all such liabili-ties.


                            ARTICLE XI
                 CERTIFICATES AND OTHER DOCUMENTS

     11.1 General Partners as Attorney for Limited Partners.

          (a) Each Limited Partner, by becoming a Limited Part-ner, hereby constitutes and appoints the General Partners and any successor of the General Partner, the true and lawful attorney of, and in the name, place and stead of said Limited
Partner, from time to time:

               (i) To make all agreements amending this Part-nership Agreement, as now or thereafter amended, that may be appropriate to reflect solely:

               (1) A change of the name or the location of the principal place of business or the Partner-ship;

               (2) The disposal by a Limited Partner of his Partnership Interest, in any manner permitted by this Partnership Agreement, and any return of the Capital Contribution of a Limited Partner (or any part thereof), if any, provided for by this Partnership Agreement;

               (3) A person becoming a Limited Partner of the Partnership, as permitted by this Partnership
                    Agreement;

               (4) A change in any provision of this Partnership Agreement or the exercise by any person of any right or rights thereunder not requiring the consent of such Limited Partner; and

               (5) The exercise by any person of any right or rights under this Partnership Agreement re-quiring the consent or approval of a majority or a specified percentage of the Limited Partners when the required consent or approval has been given.

          (b) To make such certificates, instruments and docu-ments, including fictitious business name statements, as may be required by, or may be appropriate under, the laws of the State of Missouri in connection with the use of the name of the Partnership by the Partnership and to make such applications and filings to transact business as a foreign limited partnership in those jurisdictions where the nature of the Partnership's properties or business makes such action advisable;

          (c) To make such certificates, instruments and docu-ments, including those referenced in Section 11.2 below, and also including amendments to this Partnership Agreement, as said Limited Partner may be required or as may be appropriate for said Limited Partner to make, by the laws of any state or other jurisdiction solely to reflect:

               (i)  A change of address of such Limited Partner;

               (ii)  Any changes in or amendments to this
     Partnership Agreement or the Certificate of Limited
     Partnership, or pertaining to the Partnership, of any kind referred to in paragraph 11.1(a); and

               (iii)  Any other changes in or amendments to
     this Partnership Agreement or the Certificate of Limited Partnership, but only if and when such Limited Partner has agreed to such other changes or amendments by signing, either personally or by duly appointed attorney (other than the power of attorney set forth herein), an agreement amending this Partnership Agreement.

          (d) Each of such agreements, certificates, instruments and documents shall be in such form as such attorney and counsel for the Partnership shall deem appropriate. The powers hereby conferred to make agreements, certificates, instruments and documents shall be deemed to include the powers to sign, execute, acknowledge, swear to, verify, deliver, file, record and publish the same.

          (e) Each Limited Partner authorizes such attorney to take any further action which such attorney shall consider neces-sary or convenient in connection with any of the foregoing and hereby gives such attorney full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the foregoing as fully as such Limited Partner might or could do if personally present, and hereby ratifies and confirms all that such attorney shall lawfully do or cause to be done by virtue hereof.

          (f) The powers hereby conferred shall continue from the date such Limited Partner becomes a Limited Partner in the Partnership until such Limited Partner shall cease to be a Limited Partner and, being coupled with an interest, shall be irrevocable.

     11.2 Making and Filing of Certificates. The General Partners agree, when authorized pursuant to Section 11.1 hereof, or otherwise, to make, file or record with the Secretary of State of the State of Missouri or any other appropriate public authority and (if required) to publish the certificate, any amendments thereof, and such other certificates, instruments and documents as may be required or appropriate in connection with the business and affairs of the Partnership.


                           ARTICLE XII
                   BOOKS OF ACCOUNT, FINANCIAL
                  STATEMENTS AND FISCAL MATTERS

     12.1 Books of Account. The Partners intend that the Partnership shall be treated as a partnership for federal, state and local tax purposes. Each Partner agrees not to make the election described in Section 761(a) of the Code to be excluded from the application of the provisions of Subchapter K of Chapter 1 of Subtitle A of the Code. Moreover, each Partner agrees not to make an election to be excluded from the partnership provisions of any applicable state or local taxation statute.
The General Partners shall, to the extent permissible under ex-isting law, for income tax purposes, keep on an accrual basis, adequate books of account of the Partnership wherein there shall be recorded and reflected all of the Capital Contributions to the Partnership and all of the expenses and transactions of the Partnership. Such books of account shall be kept at the principal place of business of the Partnership, and each Limited Partner and his authorized representatives shall have at all times, during reasonable business hours, free access to and the right to inspect and copy such book of account and all records of the Partnership, including the right to obtain by mail or to inspect a list of the names and addresses and Partnership Interests owned of the Limited Partners. All books and records of the Partnership shall be kept on the basis of an annual accounting period ending December 31, except for the final accounting period which shall end on the dissolution or termination of the Partnership without reconstitution. Accelerated methods of depreciation may, if approved under
Section 3.2, be elected by the Partnership with respect to its assets for purposes of reporting federal or state taxes.

     12.2 Reports and Financial Statements. The General Partners shall maintain a system of accounting established and administered in accordance with Generally Accepted Accounting
Principals and shall provide the following reports and financial statements to the Partners:

          (a) Annual Report. Within 55 days after the end of each calendar year, (i) a balance sheet as of the end of such calendar year, together with a statement of income or loss and a statement of changes in cash flows for the Partnership for such year; (ii) a report summarizing the fees and other remuneration (including reimbursable expenses) paid by the Partnership to the General Partners or their Affiliates during the preceding year and summarizing the activities of the Partnership for each year; and (iii) a statement showing each Limited Partner's estimated allocation of income, gains, losses and credits for Federal income tax purposes. The balance sheet and financial statements described in clause (i) of this Section 12.2(a) shall be audited by a nationally or regionally recognized certified public accounting firm or other certified public accounting firm acceptable to the Limited Partners;

          (b) Quarterly Reports. Within 30 days after the end of each calendar quarter a report summarizing the principal activities of the Partnership during the previous quarter;

          (c) Monthly Reports. Within 30 days after the end of each month, the balance sheet of the Partnership as of the end of such month and the statement of income of the Partnership for such month and for the period commencing at the end of the previous fiscal year and ending with the end of such month, all in reasonable detail; and

          (d) Income Tax Information. Within 90 days after the end of each calendar year, the Partnership will also furnish each Limited Partner (and each transferee assignee of a Partnership Interest who shall have not become a Substituted Limited Partner and of whom the General Partner is aware) with the required income tax information based upon the Partnership's tax return which will be prepared and filed with the Service.

     12.3 Tax Returns and Other Reports. The General Partners, at the Partnership's expense, shall cause income tax returns for the Partnership to be prepared and timely filed with the appro-priate authorities. The General Partners, at Partnership expense, shall cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with such entities under then current applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory bodies. Any Limited Partner shall be provided with a copy of any such report upon request without expense to it.

     12.4 Fiscal Year. The fiscal year of the Partnership shall begin with the first day of January and end on the last day of December in each year; provided, however, that the General
Partners, subject to approval under Section 3.2 and any requisite approval by the Service and the applicable state taxing authorities, may change the Partnership's fiscal year.

     12.5 Bank Accounts, Funds and Assets. The funds of the Partnership shall be invested in such accounts and investments as described herein and such funds shall be withdrawn only by the General Partners or their duly authorized agents. The General Partners shall have fiduciary responsibility for the safekeeping and use of all funds of the Partnership, whether or not in its immediate possession or control, and it shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership.

     12.6 Elections. The Tax Matters Partner shall make the following elections under the Code and Treasury Regulations and any similar state or local statutes:

          (a) To adopt the calendar year as the annual accounting period, unless otherwise required by law;

          (b)  To adopt the accrual method of accounting;

          (c) To compute the allowance for depreciation utilizing the shortest life and fastest method permissible under the Modified Accelerated Cost Recovery System or other applicable depreciation system;

          (d) To amortize start-up expenditures, if any, over a sixty (60) month period in accordance with Section 195(b) of the Code and any similar state statute;

          (e) To amortize start-up expenditures if any, over a sixty (60) month period in accordance with Section 709(b) of the Code and any similar state statute;

          (f) To make such other elections as it may deem advisable to reduce Partnership taxable income to the maximum extent possible and to take deductions in the earliest taxable year possible; and

          (g) To make the election provided under Section 754 of the Code, upon the request of any Partner, if there is a distribution of property as described in Section 734 of the Code or if there is a transfer of an interest as described in Section 743 of the Code.

     12.7 Other Partnership Records. The Partnership shall keep and maintain in its principal office all records as required by
Section 359.051 of the Act. Such records shall include, but are not limited to, the following:

          (a) A current list that states: (i) the name and mailing address of each Partner, separately identifying in alphabetical order the General Partners and the Limited Partners of the Partnership; (ii) the last known street address of the business or residence of the General Partners; (iii) the names of the Partners who are members of each specified class or group of Partners; and (iv) the Partnership Percentage or Partnership In-terest owned by each Partner.

          (b) Copies of the Partnership's federal, state and local information or income tax returns for each of the Partnership's six most recent tax years, if applicable.

          (c) A copy of the Partnership Agreement and the Certificate of Limited Partnership, all amendments or restate-ments, executed copies of any powers of attorney under which the Partnership Agreement and the Certificate of Limited Partnership and all amendments or restatements to the Partnership Agreement and the Certificate of Limited Partnership have been executed, and copies of any document that creates, in the manner provided by the Partnership Agreement, classes or groups of Partners.

          (d) A written statement of: (i) the amount of the cash contribution and a description and statement of the agreed value of any other contribution made by each Partner, and the amount of the cash contribution and a description and statement of the agreed value of any other contribution that the Partner has agreed to make in the future as an additional contribution;
(ii) the times at which additional contributions are to be made or events requiring additional contributions to be made; and
(iii) the date on which each Partner became a Partner.

          (e) A written registration of all pledges and/or grants of security interest by all Partners in any outstanding Partnership Interest reflecting the name and address of all secured parties or pledgees. The General Partners shall give all notices of such pledges and grants of security interests to all such parties as required by Article 9 of The Missouri Uniform Commercial Code.

          (f) Correct and complete books and records of account of the Partnership.

     12.8 Partnership-Level Tax Audits. The Partners recognize and agree that Tartan Management shall be the "tax matters partner" of the Partnership pursuant to Section 6231(a)(7) of the Code. As tax matters partner, Tartan Management shall take such action as may be necessary to cause all Partners to become "notice partners" within the meaning of Section 6231(a)(8) of the Code. Tartan Management shall keep all Partners informed of all matters that come to its attention in its capacity as "tax matters partner" by giving the Partners notice thereof within ten days after it becomes informed of any such matters. Tartan Management shall take no actions in its capacity as "tax matters partner" which will bind the Partnership without the unanimous consent of all Partners. Tartan Management shall have no obligation or liability hereunder to the Partnership or any other Partner for any omission, decision made or action taken in connection with the discharge of its duties as "tax matters partner" unless such omission, decision, or action is made or taken in bad faith or as a result of willful misconduct.

     12.9 Survival of Tax Provision. The provisions of the Agreement relating to tax matters shall survive the termination of the Agreement and the termination of any Partner's interest in the Partnership and shall remain binding on that Partner for the period of time necessary to resolve with any federal, state and local tax authority and tax matters regarding the Partnership.


                           ARTICLE XIII
                          MISCELLANEOUS

     13.1 Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by any party (herein collectively called "Notice") shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by certified mail, postage prepaid and return receipt requested, or by telecopier, as follows:

     if to MCN,

     MCN Corporation
     500 Griswold Street
     Detroit, Michigan  48226
     Attention:  General Counsel
     Telecopier No.: (313) 965-0009

          with a copy (which shall not constitute notice to):

          Citizens Gas and Fuel
          127 North Main Street
          Adrian, Michigan 47221
          Attention: Devere Elgas
          Telecopier No.: (517) 263-8510

     if to Tartan Management,

     Tartan Management Company of Missouri, L.C.
     8801 South Yale, Suite 385
     Tulsa, Oklahoma  74137
     Attention:  Mr. Tom M. Taylor
     Telecopier No.: (918) 493-7475


     if to TEMI,

     Torch Energy Marketing, Inc.
     1221 Lamar, Suite 1600
     Houston, Texas  77010-3039
     Attention:  General Counsel
     Telecopier No.: (713) 655-1711

     if to any other Partner, addressed to the applicable address provided by such Partner in writing to all other Partners.

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All Notices by telecopier shall be confirmed promptly after transmission in writing by certified mail or personal delivery. All Notices by mail shall be deemed received on the fifth business day following the date on which the same is mailed. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

     13.2 Conveyances, Contracts and Documents. Any deed, bill of sale, mortgage, deed of trust, lease, contract of sale, or other commitment purporting to purchase, sell, assign, convey or encumber the interest of the Partnership in all of any portion of any real or personal property at any time held in its name, and any other contract, check, draft, document, communication or notice to which the Partnership is a party, including any documentation committing the Partnership to purchase any real or personal property, may be signed by a General Partner, and no other signature will be required.

     13.3 Meetings of or Actions by the Limited Partners.

          (a) Meetings of the Limited Partners to vote upon any matters on which the Limited Partners are authorized to take action under this Partnership Agreement or as the same may be amended from time to time may be called at any time by any General Partner or by a Majority in Interest of the Limited Partners by delivering written notice, either in person or by registered mail, of such call to either of the General Partners. Within 10 days following receipt of such request, the General Partner receiving such notice shall cause a written notice to be given, either in person or by registered mail, to the Limited Partners entitled to vote advising them that a meeting, convenient to the Limited Partners, will be held at a time and place fixed by the General Partners. Such meeting will be held not less than 10 days nor more than 60 days after the mailing of the notice of the meeting. Included with the notice of the meeting shall be a detailed statement of the action proposed, including a verbatim statement of the wording of any resolution proposed for adoption by the Limited Partners and of any proposed amendments to this Partnership Agreement, as the same may from time to time be amended. Meetings of the Partners may be conducted by means of telephone conference or similar com-munications equipment whereby all persons participating in the meeting can hear and speak to each other. All expenses of the meeting and notification shall be borne by the Partnership.

          (b) A Majority in Interest of the Partners entitled to vote on any such action shall constitute a quorum for the trans-action of that specific action at any meeting. Personal presence of the Limited Partners shall not be required, provided either
(a) an effective and notarized written consent to or rejection of such proposed action is submitted to a General Partner or (b) a proxy is submitted to a General Partner. Attendance by a Limited Partner and voting in person at any meeting shall revoke any written consents or rejections of such Limited Partner submitted with respect to action proposed to be taken at such meeting.

          (c) Any matter on which the Limited Partners are authorized to take action under this Partnership Agreement or under law may be taken by the Limited Partners without a meeting and shall be as valid and effective as action taken by the Limit-ed Partners at a meeting assembled, if (i) at least 10 calendar days prior to the earliest date on which the action to be taken by consent may occur, a General Partner shall cause written notice describing such action to be given, either in person or by registered mail, to the Limited Partners who would be entitled to vote upon such action at a meeting and (ii) written consents to such action by the Limited Partners are (A) signed by the Limited Partners entitled to vote upon such action at a meeting who hold the Partnership Percentages required to authorize such action, and (B) are delivered to a General Partner. In the event that there shall be no General Partner, the Limited Partners may take action without a meeting by the written consent of Limited Partners having a majority of such higher percentage as required elsewhere herein of the voting power of the Limited Partners entitled to vote.

     13.4 Dispute Resolution.

          (a) The General Partners shall attempt in good faith to resolve any controversy or claim arising from or relating to this Agreement promptly by negotiations. On the request of any Partner, whether made before or after the institution of any legal proceeding, any action, dispute, claim or controversy of any kind now existing or hereafter arising between any of the Partners in any way arising out of, pertaining to or in connection with the management of the Partnership, this Partnership Agreement or any other matter relating thereto or arising therefrom (a "Dispute") shall be resolved by binding arbitration in accordance with the terms hereof. Any party may, by summary proceedings, bring an action in court to compel arbitration of any Dispute.

          (b) Any arbitration shall be administered by the American Arbitration Association (the "AAA") in accordance with the terms of this Section 13.4, the Commercial Arbitration Rules of the AAA, and, to the maximum extent applicable, the Federal Arbitration Act. Judgment on any award rendered by an arbitrator may be entered in any court having jurisdiction.

          (c) Any arbitration shall be conducted before one arbitrator. The arbitrator shall be a practicing attorney licensed to practice in the State of Missouri who is knowledgeable in the subject matter of the Dispute selected by agreement between the parties hereto. If the parties cannot agree on an arbitrator within 30 days after the request for an arbitration, then any party may request the AAA to select an arbitrator. The arbitrator may engage consultants that the arbitrator deems necessary to render a conclusion in the arbitration proceeding.

          (d) To the maximum extent practicable, an arbitration proceeding hereunder shall be concluded within 180 days of the filing of the Dispute with the AAA. Arbitration proceedings shall be conducted in St. Louis, Missouri. Arbitrators shall be empowered to impose sanctions and to take such other actions as the arbitrators deem necessary to the same extent a judge could impose sanctions or take such other actions pursuant to the Federal Rules of Civil Procedure and applicable law. At the conclusion of any arbitration proceeding, the arbitrator shall make specific written findings of fact and conclusions of law. The arbitrator shall have the power to award recovery of all costs and fees to the prevailing party. Each party agrees to keep all Disputes and arbitration proceedings strictly confidential except for disclosure of information required by applicable law.

          (e) All fees of the arbitrator and any consultant engaged by the arbitrator, shall be paid equally by the Partners involved unless otherwise awarded by the arbitrator.

     13.5 Captions and Pronouns. Any titles or captions or articles or paragraphs contained in this Partnership Agreement are for convenience only and shall not be deemed part of the context of this Partnership Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identification of the person or persons, firm or firms, corporation or corporations may require.

     13.6 Binding Effect. Except as otherwise herein provided, this Partnership Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors and all persons hereafter having or holding a Partnership Interest, whether as assignees, Substituted Limited Partners, or otherwise. Nothing in this Partnership Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.

     13.7 Additional Projects. If Tartan Management or any of its Affiliates intends, directly or indirectly, to participate in a pipeline project in the state of Missouri involving the distribution of gas other than the Project ("Additional Project"), then Tartan Management shall give written notice (an "Additional Project Notice") to TEMI and MCN at least thirty (30) days prior to Tartan Management entering into any definitive agreement other agreement or document providing for the Additional Project. Such notice shall specify the nature of the project, shall contain reasonable detail of Tartan Management's or its Affiliates' proposed involvement in such project, and whether such project is an Equity Additional Project (as hereinafter defined). It is understood that while Tartan Management is required to give MCN and TEMI notice of all such Additional Projects, the right of MCN and TEMI to participate in any Additional Projects shall be limited to those Additional Projects in which Tartan Management or any of its Affiliates, directly or indirectly, has the right to invest or earn an interest (the "Equity Additional Project"). In this regard, Tartan Management agrees that it shall not circumvent the provisions of this Section 13.7 by structuring its participation in any Additional Project so that such Project is not an Equity Additional Project. If such project is an Equity Additional Project, then the Additional Project Notice shall also specify the prospective parties and all material terms contemplated in connection with such Equity Additional Project and shall contain an offer to TEMI and MCN to participate in the Equity Additional Project under the same terms and conditions as the Project. Each of TEMI and MCN shall notify Tartan Management in writing within thirty (30) days of the receipt (as set forth in Section 13.1 hereof) of the Additional Project Notice whether TEMI or MCN, respectively, shall accept the offer to participate in the Equity Additional Project on such terms and conditions. If one of either TEMI or MCN declines to participate in the Equity Additional Project, then the party that elected to participate in the Equity Additional Project ("Electing Party") shall be entitled to all of the rights offered to both TEMI and MCN in the Additional Project Notice for such Equity Additional Project, including without limitation the total ownership interest originally offered both to TEMI and MCN. If the Electing Party declines to participate to the extent of all of the rights of both TEMI and MCN, then Tartan Management shall have the right to participate for that portion of the Equity Additional Project in which MCN or TEMI has declined to participate. If neither MCN nor TEMI participate, Tartan Management or any of its Affiliates may proceed on their own behalf with such Equity Additional Project, subject to the written approvals of both MCN and Torch, which approvals will not be unreasonably withheld. Any written proposal of a proposed expansion of the System submitted by Tartan Management under Section 3.5 of the Management Agreement shall also constitute an Additional Project Notice under this
Section 13.7.

     In the event of any dispute between Tartan Management, MCN and TEMI regarding whether an Additional Project is an Equity Additional Project, or whether Tartan Management has structured its participation in an Additional Project so that such Project is not an Equity Additional Project, such dispute shall be resolved pursuant to Section 13.4 hereof.

     13.8 Inspection of Property. The General Partners covenant that they will permit any employee, agent or professional consultant designated by a Partner in writing, at such Partner's expense (except if a breach of this Partnership Agreement exists, then at the Partnership's expense), to visit and inspect any of the properties of the Partnership, to examine the Partnership books and financial records of the Partnership and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of the Partnership with the principal officers of the General Partners and the Partnership's independent public accountants, all at such reasonable times and as often as a Partner may reasonably request. A Partner shall have no duty to make any such inspection or examination nor shall it incur any liability or obligation by reason of failing to make any such inspection or examination. Should any examination of such books and records demonstrate that any statement, report, schedule, notice or other writing furnished by the General Partners is untrue or incorrect in any material respect, the General Partners shall forthwith upon request of any Partner cause an independent certified public accounting firm to audit the pertinent books and records of the Partnership and to furnish a written opinion to each Partner concerning such books and records, all at the sole cost and expense of the Partnership.

     13.9 Proposed Partners. All Persons who purchase Units ("Proposed Partners"), shall take subject to the terms and conditions of this Partnership Agreement. Any Proposed Partner shall be required to become a party to this Partnership Agreement by executing an Adoption Agreement in the form required by the General Partner and shall have all the rights and obligations of a Partner (limited or general, as applicable) hereunder.

     13.10 Amendment of the Partnership Agreement. A General Partner may, from time to time, propose amendments to this Partnership Agreement. Such General Partner shall submit all proposed amendments to all of the Partners, and such General Partner shall include in such submission its recommendation as to the proposed amendment. Except as otherwise stated in this Partnership Agreement, the approval of the General Partners and a Majority in Interest of the Limited Partners (in the manner set forth in Section 13.3) shall be required to amend this Partnership Agreement; provided, however, that the provisions of
Section 3.2(b) cannot be amended without the unanimous approval of the Limited Partners and the provisions of Section 8.2, clause
(ii) cannot be amended without the approval of at least 66 % of Partnership Percentages of all Limited Partners (in either case in the manner set forth in Section 13.3) and the provisions of Sections 3.9(c), 4.1(b)(iv) and 4.11 cannot be amended without the written agreement of Tartan Management.

     13.11 Entire Agreement. This Partnership Agreement contains the entire understanding and agreements among the parties hereto respecting the within subject matter, and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby.

     13.12 Governing Law. THE PROVISIONS OF THIS PARTNERSHIP AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MISSOURI (EXCLUDING ANY CONFLICTS-OF-LAW RULE OR PRINCIPLE THAT MIGHT REFER SAME TO THE LAWS OF ANOTHER JURISDICTION), EXCEPT TO THE EXTENT THAT SAME ARE MANDATORILY SUBJECT TO THE LAWS OF ANOTHER JURISDICTION PURSUANT TO THE LAWS OF SUCH OTHER JURISDICTION.

     13.13 Tax Controversies. Should there be any contro-versy with the Service or any other taxing authority involving the Partnership or an individual Partner or Partners, the outcome of which may adversely affect the Partnership either directly or indirectly, the Partnership may incur expenses it deems necessary and advisable in the interest of the Partnership to oppose such proposed deficiency, including, without being limited thereto, attorneys' and accountants' fees. The Partners hereby grant to Tartan Management the authority to represent the Partnership before any office of the Service or state or local tax agencies with respect to any tax matters regarding the Partnership, to appoint an attorney-in-fact to represent the Partnership before such offices or agencies and to serve as "tax matters partner" of the Partnership, as that term is defined in Section 6231(a)(7) of the Code.

     13.14 Counterparts and Execution. This Partnership Agreement may be executed in multiple counterparts, each of which shall be deemed an original Partnership Agreement, and all of which shall constitute one Partnership Agreement, by each of the parties hereto on the dates respectively indicated in the signatures of said parties, notwithstanding that all of the parties are not signatories to the original or to the same counterpart, to be effective as of the day and year hereinabove set forth.

     13.15 Severability. If any provision of this Partner-ship Agreement is held to be illegal, invalid or unenforceable under present or future state or federal laws or rules and regulations promulgated thereunder effective during the term hereof, such provision shall be fully severable, and the Partnership Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be automatically as a part of this Partnership Agreement a provision similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

     13.16 Waiver. None of the requirements of this Partner-ship Agreement may be waived unless waived in writing by the named party or all parties to this Partnership Agreement. Failure by any party to enforce its rights hereunder shall not subsequently act as a waiver of those or any other rights. The waiver by any party of a breach of any provision of this Partnership Agreement shall not operate or be construed as a waiver by such party of any subsequent breach.

     13.17 Attorneys' Fees. In any suit to enforce this Partnership Agreement, the prevailing party shall have the right to recover its costs and reasonable attorneys' fees and expenses, including costs, fees and expenses on appeal if the finder of facts determines that the non-prevailing party's arguments were frivolous or totally without merit.

     IN WITNESS WHEREOF, the Partners have executed this Partnership Agreement to be effective as of the Effective Date.


                                 GENERAL PARTNERS:

                                 TARTAN MANAGEMENT COMPANY
                                  OF MISSOURI, L.C.


                                 By:
                                    _____________________________
                                      Name:
                                      Title:


                                 MCN CORPORATION


                                 By:
                                    _____________________________
                                      Name:
                                      Title:


                                 LIMITED PARTNERS:

                                 MCN CORPORATION


                                 By:
                                    _____________________________
                                      Name:
                                      Title:


                                 TORCH ENERGY MARKETING, INC.


                                 By:
                                    _____________________________
                                      Name:
                                      Title:


                                 TARTAN MANAGEMENT COMPANY
                                   OF MISSOURI, L.C.


                                 By:
                                    _____________________________
                                      Name:
                                      Title:



                            _____________________________________
                            Tom M. Taylor


                            _____________________________________
                            Michael N. Trusty


                             EXHIBIT "A"

                     Description of Gas Project


                             EXHIBIT "B"

              Partner Contributions and Unit Ownership


                    Property         Units        Partnership
                                                   Percentage

    TEMI         Cash of                             47.5%
                 $_____

    MCN          Cash of                             47.5%
                 $_____
    Tartan       Intangibles                    5% plus the
    Management   as defined in                  right to receive
                 the Recitals                   additional Units
                 of the                         as set forth in
                 Formation                      Section
                 Agreement.                     4.1(b)(iv) of
                                                the Partnership
                                                Agreement